UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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ZIPREALTY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ZIPREALTY, INC.

2000 Powell Street, Suite 300

Emeryville, California 94608

(510) 735-2600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 20, 2010

To our Stockholders:

We are holding our 2010 annual meeting of stockholders on Thursday, May 20, 2010, at 8:00 a.m. local time. It will be held at Watergate Towers, 2200 Powell Street, Conference Room D, Emeryville, California 94608, telephone (510) 594-3100. Only stockholders of record on March 22, 2010 are entitled to notice of and to vote at our annual meeting or at any adjournment or postponement of it. The purposes of the meeting are:

1. To elect two Class III directors, each to serve for a term of three years expiring on the date of our 2013 annual meeting of stockholders or until a successor is duly elected and qualified;

2. To ratify the appointment of our independent registered public accounting firm for our fiscal year 2010; and

3. To transact any other business that may properly come before the annual meeting or any adjournment or postponement of it.

Your Board of Directors unanimously recommends that you vote to approve all of the proposals before you. Those proposals are described more fully in the accompanying proxy statement, which we urge you to read.

As described further in the enclosed proxy statement and proxy card, you can submit your vote by mailing your proxy card, or, if you are a stockholder of record, you may vote in person at the annual meeting. Please refer to the proxy statement and proxy card for additional information on how to submit your vote.

Your vote is important. Whether or not you plan to attend the meeting in person, you are urged to ensure that your shares are represented at the annual meeting by following the instructions on the enclosed proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 20, 2010:

This notice of meeting, proxy statement and proxy card, as well as our annual report to stockholders for the year ended December 31, 2009, are available at www.ziprealty.com/investor_relations.

By order of the Board of Directors,

Samantha E. Harnett

Secretary

April 14, 2010

ZIPREALTY, INC.

2000 Powell Street, Suite 300

Emeryville, California 94608

(510) 735-2600

PROXY STATEMENT

INTRODUCTION

The accompanying proxy is solicited by the Board of Directors of ZipRealty, Inc., a Delaware corporation (“we,” “us,” “ZipRealty” or the “Company”), for use at our 2010 annual meeting of stockholders to be held on Thursday, May 20, 2010, at 8:00 a.m. local time, or any adjournment thereof, for the purposes set forth in this proxy statement and the accompanying notice of annual meeting. The annual meeting will be held at Watergate Towers, 2200 Powell Street, Conference Room D, Emeryville, California 94608, telephone (510) 594-3100.

These proxy solicitation materials were first mailed on or about April 14, 2010 to all stockholders entitled to vote at our annual meeting.

QUESTIONS AND ANSWERS ABOUT

THE PROXY MATERIALS AND THE ANNUAL MEETING

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at our annual meeting of stockholders. That meeting is scheduled to take place on Thursday, May 20, 2010, at 8:00 a.m. local time. This proxy statement summarizes information concerning the proposals to be voted on at that meeting. This information will help you to make an informed vote at the annual meeting.

What proposals will be voted on at the meeting?

We have scheduled two proposals to be voted on at the meeting:

1. The election of two Class III directors, each to serve for a term of three years expiring on the date of our 2013 annual meeting of stockholders or until a successor is duly elected and qualified; and

2. The ratification of the appointment of our independent registered public accounting firm for our fiscal year 2010.

What is the voting recommendation?

Your Board of Directors recommends that you vote your shares “FOR” the election of the nominees to our Board of Directors and “FOR” the other proposal listed above.

Who is entitled to vote?

Only stockholders of record of our common stock at the close of business on March 22, 2010, which is the record date for our annual meeting of stockholders, are entitled to notice of and to vote at our annual meeting. As of the close of business on the record date, 20,504,936 shares of our common stock were outstanding and entitled to vote. Each stockholder of record is entitled to one vote for each share of common stock held as of the record date.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and shares owned beneficially.

Stockholder of record

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are considered to be the stockholder of record with respect to those shares, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed a proxy card for you to use.

Beneficial owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and your broker or nominee is forwarding these proxy materials to you. Your broker or nominee is considered to be the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote those shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

How can I vote my shares in person at the meeting?

Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification. You may vote shares held in street name in person only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Even if you currently plan to attend the annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting.

How can I vote my shares without attending the meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the meeting.

Stockholder of record

You may vote by granting a proxy. Please refer to the summary voting instructions included on your proxy card. You may vote by mail by signing your proxy card and mailing it in the enclosed postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign the card but do not provide instructions, your shares will be voted as described below in “How are votes counted?”

Beneficial owner

For shares held in street name, please refer to the voting instruction card included by your broker or nominee.

Can I change or revoke my vote after I submit my proxy?

Yes. You can change or revoke your vote at any time before we vote your proxy at the annual meeting.

Stockholder of record

If you are a stockholder of record you can change or revoke your vote by one of the following methods:

•	Send a written notice to our Secretary at our principal executive offices in Emeryville, California stating that you would like to revoke your proxy.

•	Complete a new proxy card and send it to our Secretary. The new proxy card will automatically replace any earlier-dated proxy card that you returned.

•	Attend the annual meeting and vote in person.

If you choose to revoke your proxy by attending the annual meeting, you must vote at the meeting in accordance with the rules for voting at the annual meeting. Attending the annual meeting will not, by itself, constitute revocation of your proxy.

Beneficial owner

If you instructed a broker or nominee to vote your shares, follow your broker or nominee’s directions for changing or revoking those instructions.

How are votes counted?

In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For any other proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Shares may also be present at a meeting as broker non-votes. Generally, broker non-votes occur when a broker holds shares in “street name” for a beneficial owner, the broker has not received voting instructions from the beneficial owner, and the broker indicates on a proxy that it does not have discretionary authority to vote on the proposal. Please note that this year the rules regarding how brokers may vote your shares have changed. Brokers may no longer vote your shares on the election of directors in the absence of your specific instructions as to how to vote, so we encourage you to provide instructions to your broker regarding the voting of your shares.

Shares that are voted “FOR,” “AGAINST,” “WITHHELD” or “ABSTAIN” on a proposal will be treated as being present at the meeting for purpose of establishing a quorum and will also be treated as being entitled to vote on the proposal. Broker non-votes will be treated as being present at the meeting for the purpose of establishing a quorum but will not be treated as being entitled to vote on the proposal and, therefore, will not affect voting results.

The inspector of election appointed for the meeting will tabulate all votes. If you sign your proxy card or broker voting instruction card but do not provide instructions on how you wish your shares to be voted, your shares will be voted in accordance with the recommendations of the Board of Directors (“FOR” our nominees to the Board of Directors and “FOR” all other items described in this proxy statement and in the discretion of the proxy holders on any other matters that properly come before the meeting).

What vote is required to approve each of the proposals?

With respect to the proposal to elect two directors, the two nominees for election as the Class III directors receiving the greatest number of “FOR” votes will be elected, even if those votes are less than a majority of shares present and entitled to vote. Votes “WITHHELD” are not counted towards the tabulation of votes cast for the election of directors.

Any other proposal requires the affirmative “FOR” vote of a majority of the shares present and entitled to vote on the proposal. Note that shares that are voted “ABSTAIN” on a proposal may prevent the proposal from receiving the affirmative vote of a majority of the shares present and entitled to vote on the proposal and, therefore, have the same effect as votes “AGAINST” the proposal.

What does it mean if I receive more than one proxy or voting instruction card?

It means your shares are registered differently or are in more than one account. Please sign and provide voting instructions for each proxy and voting instruction card you receive.

How may I obtain a separate set of proxy materials or request a single set for my household?

If you share an address with another stockholder, you may receive only one set of proxy materials (including our Annual Report on Form 10-K and proxy statement) unless you have provided contrary instructions. If that is the case and you wish to receive a separate set of proxy materials for this meeting, please request the separate set by contacting our transfer agent, American Stock Transfer & Trust Company, in writing at 6201 15th Avenue, Brooklyn, New York 11219, Attention: Shareholder Services, by telephone at (800) 937-5449, or by facsimile at (718) 765-8718. Our transfer agent will then deliver the additional set of proxy materials promptly. You may also contact our transfer agent in the same fashion to give notice that you wish to receive a separate set of proxy materials in the future.

Similarly, if you share an address with another stockholder and have received multiple sets of our proxy materials, you may contact our transfer agent in the same manner set forth above to request delivery of a single set of these materials in the future.

Where can I find the voting results of the meeting?

We will announce preliminary voting results at the annual meeting and publish final results in a current report on Form 8-K filed with the Securities and Exchange Commission within four business days after the annual meeting. You may access this report at www.sec.gov.

What happens if additional proposals are presented at the meeting?

Other than the proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen circumstance a nominee is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate as may be nominated by the Board of Directors.

Must a minimum number of stockholders vote or be present at the annual meeting?

Unless a quorum is present at the annual meeting, no action may be taken at the annual meeting except to adjourn it until a later time. Our bylaws provide that a majority of all of the shares of our stock entitled to vote, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the annual meeting. Shares that are voted “FOR,” “AGAINST,” “WITHHELD” or “ABSTAIN” on any proposal, as well as broker non-votes, will be treated as being present and entitled to vote for purposes of establishing a quorum.

Is cumulative voting permitted for the election of directors?

Stockholders may not cumulate votes in the election of directors.

Who will bear the cost of soliciting votes for the meeting?

We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We may also hire our transfer agent (American Stock Transfer & Trust Company) or another proxy solicitor to assist us in the distribution of proxy materials and the solicitation of votes. We will pay any proxy solicitor a reasonable and customary fee plus expenses for those services. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our beneficial stockholders.

PROPOSAL 1—ELECTION OF DIRECTORS

You are being asked to elect Mr. Stanley M. (Mack) Koonce, Jr. and Mr. Gary A. Wetsel as the Class III directors, each to serve for a term of three years expiring on the date of our 2013 annual meeting of stockholders or until his successor is duly elected and qualified.

Terms of directors

We have a classified Board of Directors, with overlapping terms of office. The current term for the Class III directors expires at this annual meeting, but if each of Mr. Koonce and Mr. Wetsel, our nominees, are duly elected by you, the term of his office will expire at our 2013 annual meeting, or until his successor is duly elected and qualified. The term for the Class I directors expires at the 2011 annual meeting, and the term for the Class II director expires at the 2012 annual meeting. Each director serves for a three-year term (or the remainder of a three-year term when the director is filling a vacancy) or until his or her successor is duly elected and qualified. When a director is appointed by the Board of Directors to fill a vacancy in a class, he or she is appointed for the remainder of the three-year term of that class but is required to stand for election at the Company’s annual meeting of stockholders in the year following his or her appointment.

Our Board of Directors currently consists of six members: three who are Class I directors, one who is a Class II director and two who are Class III directors. Our Board of Directors currently has no vacant seats. Our Board of Directors has determined that each of its current members, except for Mr. Joseph Patrick Lashinsky, is independent within the meaning of The NASDAQ Stock Market, Inc. independent director standards, and with respect to the members of the Audit Committee, within the meaning of the independence standards of both The NASDAQ Stock Market, Inc. and the Securities and Exchange Commission.

Election of Class III directors

The Board of Directors’ nominees for election by the stockholders as the Class III directors are Mr. Stanley M. Koonce, Jr. and Mr. Gary A. Wetsel. Each of Mr. Koonce and Mr. Wetsel currently serves as a Class III director with a term of office expiring at this annual meeting. Our Corporate Governance and Nominating Committee has recommended these nominations. If elected, each of the two Class III nominees will serve as a director until our 2013 annual meeting or until his successor is duly elected and qualified. If a nominee declines to serve, proxies may be voted for a substitute nominee as we may designate. We are not aware of any reason that these nominees would be unable or unwilling to serve.

As long as a quorum is present, the two nominees for election as the Class III directors receiving the highest number of votes “FOR” will be elected as the Class III directors. The persons named in the enclosed proxy intend to vote the shares represented by those proxies “FOR” the election of Mr. Koonce and Mr. Wetsel.

The Board of Directors recommends a vote “FOR” the election of Mr. Stanley M. Koonce, Jr. and Mr. Gary A. Wetsel as the Class III directors, each to serve for a term of three years expiring on the date of our 2013 annual meeting of stockholders or until his successor is duly elected and qualified.

Directors

The following sets forth certain information concerning our directors, including the nominees for election at the 2010 annual meeting:

Name	Age	Position with the Company	Director Since
Class III Director Nominees:
Stanley M. Koonce, Jr.(1)	61	Director	2004
Gary A. Wetsel(1A,3)	64	Director	2007
Class I Directors (terms expire at 2011 annual meeting):
Elisabeth H. DeMarse(1,2)	56	Director	2005
Joseph Patrick Lashinsky	43	Director, Chief Executive Officer and President	2007
Donald F. Wood(3)	55	Director, Chairman of the Board	1999
Class II Director (term expires at 2012 annual meeting):
Robert C. Kagle(2,3)	54	Director	1999

(1)	Member of the Audit Committee.

(1A)	Member of the Audit Committee and audit committee financial expert.

(2)	Member of the Compensation Committee.

(3)	Member of the Corporate Governance and Nominating Committee.

Stanley M. (Mack) Koonce, Jr. has served on our Board of Directors since May 2004. Mr. Koonce has been the Executive Vice President and Chief Operating Officer of Big Brothers Big Sisters of America, a youth mentoring organization, since June 2002. From April 2001 to April 2002, Mr. Koonce was President and Chief Executive Officer of Venue Ticket Exchange, a sports ticketing company. From September 2000 to May 2002, Mr. Koonce was Chairman of AIVIA, a software and web development company. Mr. Koonce holds a Masters of Business Administration degree and a Bachelor of Science degree in mathematics from the University of North Carolina at Chapel Hill.

Gary A. Wetsel has served on our Board of Directors since May 2007. Mr. Wetsel is an independent consultant. From April 2002 to December 2004, Mr. Wetsel served as Executive Vice President, Finance, Chief Financial Officer and Chief Administrative Officer of Aspect Communications Corporation, a provider of enterprise customer contact solutions, where he remained as a consultant until his retirement in March 2005. Mr. Wetsel has held senior executive positions with several other high-tech companies, including serving as Vice President and Chief Financial Officer of Zhone Technologies, Inc., President and Chief Executive Officer of WarpSpeed Communications Corp., Executive Vice President and Chief Operating Officer of Wyse Technology, Inc., President and Chief Executive Officer of Borland International, Inc., Executive Vice President and Chief Financial Officer of Octel Communications Corporation and Vice President and Chief Financial Officer of Ungermann-Bass, Inc. Mr. Wetsel also has over eleven years of experience in public accounting, including seven years with KPMG. Mr. Wetsel was a member of the boards of directors of LookSmart Ltd., an online advertising and technology company, from September 2004 until November 2006, where he chaired the audit committee, and of Blue Martini Software, Inc., a provider of software designed to optimize sales, from March 2004 until its acquisition in May 2005, where he also served on the audit committee. Mr. Wetsel is a Certified Public Accountant (inactive) and holds a Bachelor of Science degree in accounting from Bentley University. Based in part on Mr. Wetsel’s background, experience, and expertise, our Board of Directors has determined that Mr. Wetsel is an audit committee financial expert within the meaning of the Securities and Exchange Commission standards relating to audit committees.

Elisabeth H. DeMarse has served on our Board of Directors since July 2005. Ms. DeMarse has served as Chief Executive Officer and President of CreditCards.com, an internet financial services company, since November 2006. From December 2005 to October 2006, Ms. DeMarse served as CEO-in-Residence of Austin Ventures. From April 2000 until June 2004, Ms. DeMarse served as President and Chief Executive Officer of Bankrate, Inc., an internet financial services company. From 1998 to 2000, Ms. DeMarse served as Executive Vice President of Hoover’s Online, Inc., an internet financial services company. Prior to joining Hoover’s, Ms. DeMarse served for ten years as a senior executive in a variety of roles at Bloomberg L.P., a financial services organization. Ms. DeMarse is a certified member of the National Association of Corporate Directors. Since October 2004, Ms. DeMarse has served on the board of directors of EDGAR-Online, Inc., an internet source for filings with the Securities and Exchange Commission. Previously, Ms. DeMarse served on the boards of directors of Heska Corporation, a seller of advanced veterinary diagnostic and specialty products, from August 2004 to June 2007, of Stockgroup, an internet source for financial data and news, from August 2005 to June 2007, and of YP Corp., an online telephone directory, from January 2006 to August 2007. Ms. DeMarse holds a Masters of Business Administration degree from Harvard Business School and a Bachelor of Arts degree in history cum laude from Wellesley College.

Joseph Patrick Lashinsky has served as our Chief Executive Officer and on our Board of Directors since June 2007. Mr. Lashinsky has also served as our President since January 2007. From September 2006 to January 2007, Mr. Lashinsky served as our Executive Vice President of Product Strategy and Development. From April 2005 to September 2006, Mr. Lashinsky served as our Senior Vice President of Product Strategy and Development. From February 2000 to April 2005, Mr. Lashinsky served as our Vice President in a number of marketing, business development and sales positions. Prior to joining us, from March 1999 to February 2000, Mr. Lashinsky served as Group Marketing Manager at Del Monte Foods Company. Mr. Lashinsky holds a Masters of Business Administration degree from the University of California at Los Angeles and a Bachelor of Arts degree in political economies of industrialized societies from the University of California at Berkeley.

Donald F. Wood has served on our Board of Directors since July 1999 and was appointed Chairman of the Board of Directors in May 2006. Mr. Wood has been a Managing Director of Draper Fisher Jurvetson since September 2006 and a Managing Member of Vanguard Ventures since February 1998. Mr. Wood holds a Masters of Business Administration degree from the Stanford University Graduate School of Business and a Bachelor of Arts degree in economics from Stanford University.

Robert C. Kagle has served on our Board of Directors since November 1999. Mr. Kagle has been a General Partner of Benchmark Capital since its founding in May 1995 and a General Partner of Technology Venture Investors since January 1984. Previously, Mr. Kagle served on the boards of directors of Jamba, Inc. and its predecessor from 1994 to August 2009, of eBay from June 1997 to June 2007 and of E-LOAN, Inc. from January 1998 to its acquisition by Popular, Inc. in late 2005. Mr. Kagle holds a Masters of Business Administration degree from the Stanford University Graduate School of Business and a Bachelor of Science degree in electrical and mechanical engineering from the General Motors Institute (renamed Kettering University in January 1998).

Board committees

Our Board of Directors has standing Audit, Compensation, and Corporate Governance and Nominating Committees. Each of these committees is governed by a written charter that is available, along with a copy of our Corporate Governance Guidelines, on our website at www.ziprealty.com under “Investor Relations—Corporate Governance—Governance Documents.” The Company’s website address provided above is not intended to function as a hyperlink, and the information on the Company’s website is not and should not be considered part of this proxy statement and is not incorporated by reference herein.

Audit Committee. Our Audit Committee consists of Mr. Wetsel (chair), Ms. DeMarse and Mr. Koonce. Our Board of Directors has determined that each of these persons is independent within the meaning of the Securities and Exchange Commission and The NASDAQ Stock Market, Inc. independent director standards. Our Board of Directors has further determined that Mr. Wetsel is an audit committee financial expert within the meaning of the Securities and Exchange Commission standards. This committee met four times in 2009. This committee’s main function is to oversee our accounting and financial reporting processes, internal systems of control, independent auditor relationships and the audits of our financial statements. This committee’s responsibilities include:

•	selecting and hiring our independent auditors;

•	evaluating and providing guidance with respect to the external audit and qualifications, independence and performance of our independent auditors;

•	pre-approving the audit and non-audit services to be performed by our independent auditors;

•	reviewing management’s report on its assessment of the effectiveness of our internal controls and our significant accounting policies;

•	overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	providing the report that the Securities and Exchange Commission requires to be included in our annual proxy statement;

•	reviewing our risk management policies, including our investment policies and performance for cash and short-term investments; and

•

reviewing and monitoring compliance with our Code of Business Conduct and Ethics, a copy of which is available on our website at www.ziprealty.com under “Investor Relations—Corporate Governance—Governance Documents.” The Company’s website address provided above is not intended to function as a hyperlink, and the information on the Company’s website is not and should not be considered part of this proxy statement and is not incorporated by reference herein.

Compensation Committee. Our Compensation Committee consists of Mr. Kagle (chair) and Ms. DeMarse. Our Board of Directors has determined that each of these persons is independent within the meaning of The NASDAQ Stock Market, Inc. independent director standards. This committee met seven times in 2009. This committee’s purpose is to assist our Board of Directors in determining the development plans and compensation for our senior management and directors. This committee’s responsibilities include:

•	reviewing and approving compensation and benefit plans for our executive officers;

•	setting performance goals for our officers and reviewing their performance against these goals;

•	evaluating the competitiveness of our executive compensation plans;

•	reviewing and recommending compensation for members of our Board of Directors and committees thereof; and

•	preparing the report that the Securities and Exchange Commission requires to be included in our annual proxy statement.

Corporate Governance and Nominating Committee. Our Corporate Governance and Nominating Committee consists of Messrs. Wood (chair), Kagle and Wetsel. Our Board of Directors has determined that each of these persons is independent within the meaning of The NASDAQ Stock Market, Inc. independent director standards. This committee met two times in 2009. This committee’s purpose is to assist our Board of Directors by identifying individuals qualified to become members of our Board of Directors, consistent with criteria set by our Board of Directors, and to develop our corporate governance principles. This committee’s responsibilities include:

•	evaluating the composition, size and governance of our Board of Directors and its committees and making recommendations regarding future planning and the appointment of directors to our committees;

•	administering our policy for considering stockholder nominees for election to our Board of Directors;

•	evaluating and recommending candidates for election to our Board of Directors;

•	overseeing our Board of Directors’ periodic evaluation process;

•	reviewing our corporate governance principles and providing recommendations to the Board of Directors regarding possible changes;

•	periodically reviewing executive succession plans; and

•	reviewing and approving related party transactions.

Board leadership

As noted above, our Corporate Governance and Nominating Committee is responsible for evaluating the membership, structure and governance of our Board of Directors and its committees and making related recommendations to our Board of Directors. At the recommendation of this committee, our Board of Directors has adopted Corporate Governance Guidelines, which were designed primarily to assist our Board of Directors in carrying out its corporate governance responsibilities. A copy of the Corporate Governance Guidelines is available at www.ziprealty.com under “Investor Relations—Corporate Governance—Governance Documents.” The Company’s website address provided above is not intended to function as a hyperlink, and the information on the Company’s website is not and should not be considered part of this proxy statement and is not incorporated by reference herein. As stated in the Corporate Governance Guidelines, our Board of Directors does not have a policy at this time on whether or not the roles of Chief Executive Officer and Chairman of the Board should be separate. At present, those roles are separate, with Mr. Wood serving as our Chairman of the Board and Mr. Lashinsky serving as our Chief Executive Officer and President. With the exception of Mr. Lashinsky, all current members of our Board of Directors, including Mr. Wood, are independent directors under The NASDAQ Stock Market, Inc. independent director standards; see pages 12-13 of this proxy statement under “Director independence.” The Corporate Governance and Nominating Committee believes this leadership structure is the most appropriate structure at this time because of the unique and outside perspectives that independent directors, including an independent Chairman of the Board, bring to the discussions and deliberations of the Board of Directors.

Board risk oversight

Our Board of Directors is responsible for overseeing our risk management process, with our management responsible for day-to-day risk management. Management’s operational and strategic presentations to our directors include consideration of the challenges and risks to our business, and our directors and management actively engage in discussions on these topics. As described on page 8 of this proxy statement, our Board of Directors has delegated to our Audit Committee responsibility for reviewing the Company’s risk management policies, including our investment policies and performance for cash and short-term investments. This committee also oversees and monitors the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters, and it reviews and monitors compliance with our Code of Business Conduct and Ethics. Management periodically reviews the potential for risk exposure with this committee, as well as the potential for insurance coverage against such exposure. This committee, together with management, reports to the Board of Directors on these discussions as deemed warranted, and in connection with the Company’s annual negotiations for insurance coverage.

Identifying and evaluating director nominees

Qualifications. We have no stated minimum criteria for director nominees. The Corporate Governance and Nominating Committee does, however, seek for nomination and appointment candidates with excellent decision-making ability, business experience, relevant expertise, personal integrity and reputation. This committee may also consider other factors such as issues of character, judgment, independence, diversity, age, expertise, corporate experience, length of service and other commitments, and the general needs of the Board of Directors, in accordance with the charter of this committee and with the Company’s Corporate Governance Guidelines, a copy of which is available at www.ziprealty.com under “Investor Relations—Corporate Governance—Governance Documents.” The Company’s website address provided above is not intended to function as a hyperlink, and the information on the Company’s website is not and should not be considered part of this proxy statement and is not incorporated by reference herein. This committee considers the skills and experience of candidates in the context of the needs of the full Board of Directors, including the diversity of the candidates’ skills and experience in areas that are relevant to the Company’s business and activities such as operations, finance, marketing and sales. This committee believes it appropriate that at least one member of our Board of Directors meet the criteria for an audit committee financial expert as defined by the rules of the Securities and Exchange Commission, and that a majority of the members of our Board of Directors meet the independent director standards of The NASDAQ Stock Market, Inc.

This committee also believes it may be appropriate for certain members of our management, in particular our Chief Executive Officer, to participate as a member of our Board of Directors. Accordingly, Mr. Lashinsky, our Chief Executive Officer and President, was selected for membership on our Board of Directors. In addition, as a result of his service as our Chief Executive Officer and President and in various management roles over the last ten years, Mr. Lashinsky has extensive management and leadership experience and a deep knowledge of the complex operational issues that we face.

Our current non-employee directors represent a diverse group of leaders in their respective fields, and they all have experience on the boards of directors of other companies. These attributes provide an understanding of different business challenges and strategies. Our Corporate Governance and Nominating Committee nominated our non-employee directors for membership on our Board of Directors because of the leadership experiences, diverse professional skills and other experiences described below, which this committee believes provide the Company with the perspectives and judgment necessary to guide the Company’s strategies and to monitor their execution.

Ms. DeMarse:

•

Business leadership and financial experience as Chief Executive Officer and President of CreditCards.com, CEO-in-Residence of Austin Ventures, President and Chief Executive Officer of Bankrate, Inc. and Executive Vice President of Hoover’s Online, Inc.

•

Outside board experience as a director of EDGAR-Online, Inc., Heska Corporation, Stockgroup and YP Corp., as well as a private company, and professional accreditation as a certified member of the National Association of Corporate Directors

Mr. Kagle:

•	Financial and equity management experience as a General Partner of Benchmark Capital and as a General Partner of Technology Venture Investors

•	Leadership experience with various trade associations and as Chairman Emeritus of the Board of Trustees at Kettering University

•	Corporate strategy experience as a consultant with Boston Consulting Group

•	Outside board experience as a director of Jamba, Inc., eBay and E-LOAN, Inc., as well as various private companies

Mr. Koonce:

•	Business leadership experience as President and Chief Executive Officer of Venue Ticket Exchange and President of the Travel Services Division of CUC International

•

Operations experience as Executive Vice President and Chief Operating Officer of Big Brothers Big Sisters of America, and operations and marketing experience as Executive Vice President of Wyndham Hotels

•	Outside board experience as Chairman of AIVIA, as a director of Wyndham hotels and as a director of national and local Big Brothers Big Sisters agencies

Mr. Wetsel:

•

Business leadership and financial experience as President and Chief Executive Officer of Borland International, Inc., President and Chief Executive Officer of WarpSpeed Communications Corp., Executive Vice President, Finance, Chief Financial Officer and Chief Administrative Officer of Aspect Communications Corporation, Executive Vice President and Chief Operating Officer of Wyse Technology, Inc., Executive Vice President and Chief Financial Officer of Octel Communications Corporation, Vice President and Chief Financial Officer of Zhone Technologies, Inc. and Vice President and Chief Financial Officer of Ungermann-Bass, Inc.

•	Public company accounting experience, including with KPMG, and professional accreditation as a Certified Public Accountant (inactive)

•	Outside board experience as a director of LookSmart Ltd. and Blue Martini Software, Inc., as well as several private companies

Mr. Wood:

•	Financial and equity management experience as a Managing Director of Draper Fisher Jurvetson and a Managing Member of Vanguard Ventures

•	Business leadership experience as President of Metricom, Inc.

•	Sales and marketing experience as Senior Vice President of Sales and Marketing at International Power Technology

•	Corporate strategy experience as a consultant with McKinsey and Company

•	Outside board experience as a director of various private and non-profit entities

Equity ownership requirements. Our Board of Directors believes it to be in the best interests of the Company and its stockholders to align more closely the interests of stockholders and non-employee directors by requiring non-employee directors to own equity in the Company. Accordingly, under our Corporate Governance Guidelines, each non-employee director is required to own a minimum number of shares of common stock of the Company depending on his or her length of service as a director. Specifically, each non-employee director is required to own: (i) by the later of the first anniversary of joining the Board of Directors and December 11, 2009, and for the year thereafter, at least 500 shares, (ii) by the later of the second anniversary of joining the Board of Directors and December 11, 2010, and for the year thereafter, at least 750 shares, and (iii) by and after the later of the third anniversary of joining the Board of Directors and December 12, 2011, at least 1,000 shares. Such shares must be owned within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, with the exception that shares subject to stock options and other rights to acquire stock will not be deemed to be shares owned until such options or other rights are exercised. The Company reserves the right to adjust these stock ownership requirements in connection with any stock split, business combination or other event. Upon the request of any non-employee director to have those stock ownership requirements waived with respect to him or her due to hardship or a requirement to comply with a court order, this committee will consider such request and may make such waivers as it deems appropriate under the circumstances.

Process. On an annual basis, the Corporate Governance and Nominating Committee reviews with the Board of Directors the qualifications sought in director candidates, the skills and characteristics of the incumbent directors, and the composition of the Board of Directors as a whole. This assessment includes a review of the incumbent directors’ qualification as independent, as well as a consideration of other qualifications and the diversity of the members’ skills and experience in the context of the needs of the Board of Directors in areas such as operations, finance, marketing and sales. During that review, the Corporate Governance and Nominating Committee, together with the Board of Directors, can assess the effectiveness of the Company’s policies with respect to membership on the Board of Directors, including its policy with respect to the consideration of diversity.

Next, the Corporate Governance and Nominating Committee identifies nominees for the class of directors being elected at each annual meeting of stockholders by first evaluating the current members of such class of directors willing to continue in service. Current members of our Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new, diverse perspective. If any member of such class of directors does not wish to continue in service or if this committee or the Board of Directors decides not to re-nominate a member of such class of directors for re-election, this committee identifies the desired skills and experience of a new nominee in light of the criteria described above. Current members of this committee and the Board of Directors are polled for suggestions as to individuals meeting the criteria for nomination. Research may also be performed to identify qualified individuals. This committee may, in its discretion, engage third party search firms to identify and assist in recruiting potential nominees to the Board of Directors. Candidates may also come to the attention of this committee through management, stockholders or other persons.

The Corporate Governance and Nominating Committee may take such measures that it considers appropriate in connection with its evaluation of a candidate, including candidate interviews, inquiry of the person recommending the candidate, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the Board of Directors or management.

Stockholder recommendations. Pursuant to the requirements of its charter, the Corporate Governance and Nominating Committee will review any director candidates recommended by our stockholders who are entitled to vote in the election of directors, provided that the stockholder recommendations are timely submitted in writing to our Secretary, along with all required information, in compliance with the stockholder nomination provisions of our bylaws. A copy of our bylaws has been filed with the Securities and Exchange Commission as an exhibit to our Form S-1 filed on May 20, 2004, as amended, and is available on its website at www.sec.gov, as well as on our website at www.ziprealty.com under “Investor Relations—Financial Information—SEC Filings.” The Company’s website address provided above is not intended to function as a hyperlink, and the information on the Company’s website is not and should not be considered part of this proxy statement and is not incorporated by reference herein. Any candidates properly recommended by stockholders in accordance with the foregoing requirements will be considered in such manner as the members of our Corporate Governance and Nominating Committee deem appropriate.

Director independence

The Board of Directors has adopted standards concerning director independence which meet the independence standards of The NASDAQ Stock Market, Inc. and, with respect to the Audit Committee, the rules of the Securities and Exchange Commission.

The Company’s General Counsel, the Corporate Governance and Nominating Committee and the Board of Directors are involved in the process of determining the independence of acting directors and director nominees. The General Counsel solicits relevant information from directors and director nominees via a questionnaire, which covers material relationships, compensatory arrangements, employment and any affiliation with the Company, and which the directors complete and return to the General Counsel. In addition to reviewing information provided in the questionnaire, the General Counsel asks the Company’s executive officers on an annual basis regarding their awareness of any existing or currently proposed transactions, arrangements or understandings involving the Company in which any director or director nominee (or any of his or her immediate family members) has or will have a direct or indirect material interest. The General Counsel shares her findings with the Corporate Governance and Nominating Committee and the Board of Directors regarding The NASDAQ Stock Market, Inc. and Securities and Exchange Commission independence requirements and any information regarding the director or director nominee that suggests that such individual is not independent. The Board of Directors discusses all relevant issues, including consideration of any transactions, relationships or arrangements required to be disclosed under Item 404(a) of Regulation S-K, prior to making a determination with respect to the independence of each director.

For example, one of our directors, Mr. Kagle, is a managing member of Benchmark Capital, one of our largest stockholders. A Benchmark Capital fund is an investor in Zillow.com, Inc. (“Zillow”), and another Benchmark Capital managing member serves on the board of directors of Zillow. Zillow operates a website that provides residential real estate information to consumers. We advertise through Zillow on a regular basis pursuant to an agreement negotiated on an arm’s-length basis. After due inquiry, our Board of Directors has not found any conflict of interest regarding this relationship due to the nature of the respective businesses of ZipRealty and Zillow, nor any basis to find Mr. Kagle not independent. Also, given the nature of the relationship among Mr. Kagle, Benchmark Capital and Zillow, our Board of Directors has not found any direct or indirect material interest by Mr. Kagle in our transactions with Zillow. In addition, Mr. Wood, our Chairman of the Board, is a managing director of Draper Fisher Jurvetson, which has a fund that is an investor in Redfin Corporation (“Redfin”), an on-line real estate company. Redfin is a competitor of ours. After due inquiry, our Board of Directors has not found any conflict of interest regarding this relationship, nor any basis to find that Mr. Wood is not independent. Further, both Mr. Kagle and Mr. Wood are affiliated with funds that beneficially own approximately 21% and 11%, respectively, of the Company’s stock; see “Security Ownership by our Directors, Officers and Principal Stockholders” beginning on page 17 of this proxy statement. After due inquiry, our Board of Directors has not found any conflict of interest regarding these affiliations, nor any basis to find that either Mr. Kagle or Mr. Wood is not independent because of his respective affiliations.

Based on the review described above, our Board of Directors has affirmatively determined that:

•

Joseph Patrick Lashinsky is not independent under The NASDAQ Stock Market, Inc. independent director standards by virtue of his current position as Chief Executive Officer and President of the Company.

•

The remaining directors of the Company, who represent a majority of the Board of Directors, are independent under The NASDAQ Stock Market, Inc. independent director standards. These persons are Elisabeth H. DeMarse, Robert C. Kagle, Stanley M. Koonce, Jr., Gary A. Wetsel and Donald F. Wood.

•

All members of the Audit, Compensation and Corporate Governance and Nominating Committees are independent under The NASDAQ Stock Market, Inc. independent director standards and, in the case of the Audit Committee, the Securities and Exchange Commission standard.

Other than as described above, in 2009, there were no transactions, relationships or arrangements not disclosed as related person transactions that were evaluated by our Board of Directors in determining that the applicable independence standards were met by each of our directors.

Director attendance at meetings

Board and committee meetings. Our Board of Directors met six times in 2009. No incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings held by the Board of Directors in 2009 while he or she served on the Board of Directors and (ii) the total number of meetings held by all committees on which he or she served in 2009 while he or she served on those committees.

Annual meeting of stockholders. We do not have a formal policy regarding attendance by members of our Board of Directors at our annual meetings of stockholders, but all directors are strongly encouraged to make every effort to attend each annual meeting of stockholders. To this end, we make every effort to schedule our annual meeting of stockholders at a time and date that will maximize attendance by our directors, taking into account the directors’ schedules. Accordingly, we have scheduled a meeting of the Board of Directors immediately to follow our 2010 annual meeting of stockholders on the same date and in the same location. Our annual meeting of stockholders for fiscal year 2009 was attended by five of our six directors.

Executive sessions. The policy of the Board of Directors is to have regularly scheduled executive sessions of independent directors. Such meetings generally occur on a quarterly basis. During each such session, an independent director chairs the executive session and bears such further responsibilities that the independent directors as a whole might designate from time to time.

Contacting our directors

Any stockholder who desires to contact any members of our Board of Directors can write to the following address: Board of Directors, c/o Secretary, ZipRealty, Inc., 2000 Powell Street, Suite 300, Emeryville, California 94608. Communications received in writing will be collected, organized and processed by our Secretary, who will distribute the communications to the members of the Board of Directors as deemed appropriate depending on the facts and circumstances outlined in the communication received. Where the nature of a communication warrants, the Secretary may decide to obtain the more immediate attention of the appropriate committee of the Board of Directors or an independent director, or the Company’s management or independent advisors, as the Secretary considers appropriate. It is our Secretary’s practice to inform our Board of Directors of all communications on a regular basis, which typically occurs at each quarterly, regularly scheduled meeting of the Board of Directors.

Director compensation

Cash awards. Our non-employee directors are compensated in accordance with the terms of our Director Compensation Policy, a copy of which can be found on our website at www.ziprealty.com under “Investor Relations—Corporate Governance—Governance Documents.” The Company’s website address provided above is not intended to function as a hyperlink, and the information on the Company’s website is not and should not be considered part of this proxy statement and is not incorporated by reference herein. Each of our non-employee directors receives an annual retainer of $18,000. The non-employee directors serving as the chairs of our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee receive additional annual retainers of $25,000, $5,000 and $5,000, respectively. The non-employee directors serving as members but not as chairs of those committees receive an additional annual retainer of $5,000, $2,500 and $2,500, respectively, for each such committee membership. We pay these retainers on a quarterly basis. In the event a non-employee director assumes or vacates a position on our Board of Directors or one of its committees during a quarter, he or she is entitled to a prorated portion of the cash retainer for such position for that quarter based on the percentage of days in that quarter during which he or she served in that position. We also reimburse our non-employee directors for their reasonable expenses incurred in connection with attending meetings of the Board of Directors and its committees. Directors who are our employees receive no separate compensation for services rendered as directors.

Option awards. Each non-employee director who joins our Board of Directors receives a nondiscretionary, automatic grant of an option to purchase 16,666 shares of our common stock upon joining our Board of Directors, which vests over three years in equal annual installments. In addition, on the date of each annual meeting of stockholders, each non-employee director receives an annual nondiscretionary, automatic grant of an option to purchase 6,666 shares of our common stock, pursuant to our 2004 Equity Incentive Plan, which vests in full on the earlier of (i) the first anniversary of the date of grant and (ii) our next annual meeting of stockholders at which directors are elected. Vesting for both types of awards is subject to the non-employee director’s continued service to the Company through the relevant vesting date. These options do not contain provisions for acceleration of vesting or any other benefits upon a change of control.

Fiscal year 2009 awards. On May 21, 2009, in connection with our 2009 annual meeting of stockholders, each continuing non-employee director then serving on our Board of Directors received an automatic grant of an option to purchase 6,666 shares of our common stock at an exercise price of $3.20 per share, subject to the continuing director grant vesting schedule noted above. Mr. Lashinsky received cash and equity compensation during 2009 in consideration of his service as an executive officer of the Company; see “Summary compensation table” beginning on page 34 of this proxy statement. Mr. Lashinsky did not receive any cash or equity compensation during 2009 for his service on our Board of Directors. Other than these option awards, as well as the cash awards paid in accordance with the policy described above, no option grants, retainers or attendance fees were made or paid to any of our directors during fiscal year 2009.

The following table provides information related to the compensation of our non-employee directors in 2009:

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
Elisabeth H. DeMarse	25,500	8,792	34,292
Robert C. Kagle	25,500	8,792	34,292
Stanley M. Koonce, Jr.	23,000	8,792	31,792
Gary A. Wetsel	45,500	8,792	54,292
Donald F. Wood	23,000	8,792	31,792

(1)	Consists of amounts paid under the Company’s Director Compensation Policy as described above.

(2)	The amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB Topic 718 relating to stock option grants for the fiscal year ended December 31, 2009, as required by the Securities and Exchange Commission for disclosure purposes in this director compensation table. The information regarding the valuation assumptions used is included in footnote 7 to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2009 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2010. The non-employee directors held options to purchase the following number of shares of common stock as of December 31, 2009: Elisabeth DeMarse—43,330 shares; Robert Kagle—33,330 shares; Stanley Koonce—49,996 shares; Gary Wetsel—29,998 shares; and Donald Wood—83,330 shares. The grant date fair value was $1.319 for each of the options to purchase 6,666 shares of our common stock, at an exercise price of $3.20 per share, granted to our non-employee directors on May 21, 2009.

PROPOSAL 2—APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

You are being asked to ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for our fiscal year ending December 31, 2010. If the appointment is not ratified by our stockholders, our Audit Committee may consider whether it should take any action concerning this appointment.

Our Audit Committee has selected PwC as our independent registered public accounting firm for fiscal year 2010. PwC has served as our independent registered public accounting firm since our inception in 1999. Representatives of PwC are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from you.

The following table sets forth the approximate fees for services rendered by PwC with respect to fiscal years 2008 and 2009:

	Fiscal Year 2008	Fiscal Year 2009
Audit Fees(1)	$847,515	$818,245
Audit-related Fees(2)	—	—
Tax Fees(3)	55,176	53,950
All Other Fees(4)	1,339	1,625

Total Fees	$904,030	$873,820

(1)	Audit Fees include fees associated with the annual audit of ZipRealty’s consolidated financial statements on the Company’s Annual Reports on Form 10-K and review of consolidated financial statements included on the Company’s Quarterly Reports on Form 10-Q, fees for the audit of ZipRealty’s internal control over financial reporting related to compliance with the Sarbanes-Oxley Act of 2002, and fees for services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related Fees principally include consultation services on financial reporting and internal control matters.

(3)	Tax Fees include tax compliance, tax advice and tax planning.

(4)	All Other Fees relate to an annual subscription to PwC’s online library of authoritative financial reporting and assurance literature.

Our Audit Committee is responsible under its charter for pre-approving (or designating a member to pre-approve) audit and non-audit services provided to us by PwC (or subsequently approving non-audit services when subsequent approval is necessary and permissible). In fiscal year 2009, the Audit Committee pre-approved all audit and non-audit services provided to us by PwC, including all fees described in the table above, and no PwC non-audit services have been subsequently approved pursuant to 17 CFR 210.2-01(c)(7)(i)(C). The Audit Committee has delegated to its chair the ability to pre-approve miscellaneous services to be provided by PwC in an aggregate amount not to exceed $10,000, and for audit and tax related individual projects up to $15,000, as long as the chair presents such pre-approval to the full committee for ratification at its next meeting.

As long as a quorum is present, the proposal will be approved if it receives the affirmative “FOR” vote of a majority of the shares present and entitled to vote on the proposal. The persons named in the enclosed proxy intend to vote the shares represented by those proxies in favor of this proposal.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

TRANSACTION OF OTHER BUSINESS

We know of no other proposals to be presented at the meeting. If any other proposal is presented properly, the shares represented by the proxies we receive will be voted according to the instructions of the persons named in the proxies. It is the intention of the persons named in the form of proxy to vote the shares that those proxies represent as the Board of Directors recommends.

SECURITY OWNERSHIP BY OUR DIRECTORS, OFFICERS AND PRINCIPAL STOCKHOLDERS

The following table sets forth information about the beneficial ownership of our common stock at March 22, 2010, for:

•	each person known to us to be the beneficial owner of more than 5% of our common stock;

•	each named executive officer (as identified our “Summary compensation table” beginning on page 34 of this proxy statement);

•	each of our directors; and

•	all of our executive officers and directors as of March 22, 2010 as a group.

Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o ZipRealty, Inc., 2000 Powell Street, Suite 300, Emeryville, California 94608. We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. We have based our calculations of the percentages of beneficial ownership on 20,504,936 shares of common stock outstanding on March 22, 2010, the record date for our 2010 annual meeting of stockholders.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or warrants held by that person that were exercisable on or within 60 days of March 22, 2010. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
More than 5% stockholders:
Benchmark Capital Partners IV, L.P.(1)	4,208,386	20.5%
Passport Management, LLC(2)	2,519,550	12.3%
Vanguard VI Venture Partners, L.L.C.(3)	2,190,028	10.7%
Ancient Art, L.P./Teton Capital Partners, L.P.(4)	1,897,286	9.3%
Steadfast Capital Management LP(5)	1,598,700	7.8%
Juan F. Mini(6)	1,364,199	6.7%

Directors and named executive officers:
Joseph Patrick Lashinsky(7)	409,512	2.0%
Charles C. Baker(8)	243,999	1.2%
William C. Sinclair(9)	163,607	*
David A. Rector(10)	101,413	*
Robert J. Yakominich(11)	116,293	*
Elisabeth H. DeMarse(12)	43,830	*
Robert C. Kagle(13)	4,241,716	20.7%
Stanley M. Koonce, Jr.(14)	66,996	*
Gary A. Wetsel(15)	41,942	*
Donald F. Wood(16)	2,293,170	11.1%
All directors and executive officers as a group (13 people)(17)	7,920,154	36.8%

(1)	These shares are held by Benchmark Capital Partners IV, L.P., as nominee for Benchmark Capital Partners IV, L.P., Benchmark Founders’ Fund IV, L.P., Benchmark Founders’ Fund IV-A, L.P., Benchmark Founders’ Fund IV-B, L.P., Benchmark Founders’ Fund IV-X, L.P. and individuals currently or formerly affiliated with these funds. Benchmark Capital Partners IV, L.P. disclaims beneficial ownership of those shares it holds as nominee, but for which it does not exercise voting or dispositive power. Mr. Kagle, who is one of our directors, is a managing member of Benchmark Capital Management Co. IV, L.L.C., which is the general partner of Benchmark Capital Partners IV, L.P. Each of the managing members of Benchmark Capital Management Co. IV, L.L.C., including Mr. Kagle, has disclaimed beneficial ownership of the shares held by these funds except to the extent of his pecuniary interest therein. The address of these funds is c/o Benchmark Capital Partners, 2480 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

(2)	Based on information contained in a Schedule 13G/A filed February 16, 2010. These shares are held for or by a British Virgin Islands company known as Passport Global Master Fund SPC Ltd for and on behalf of Portfolio A – Global Strategy (the “Fund”). Passport Management, LLC, a Delaware limited liability company (“Passport Management”), is the investment manager to the Fund. Passport Capital, LLC, a Delaware limited liability company (“Passport Capital”), is the sole managing member of Passport Management. John Burbank is the sole managing member of Passport Capital. As a result, each of Passport Management, Passport Capital and Mr. Burbank may be considered to share the power to vote or to dispose of the shares owned for or by the Fund. The address of these entities and Mr. Burbank is c/o Passport Management, 30 Hotaling Place, Suite 300, San Francisco, CA 94111.

(3)	Includes 2,032,261 shares held by Vanguard VI, L.P., 84,047 shares held by Vanguard VI Affiliates Fund, L.P. and 73,720 shares held by Vanguard VI Annex Fund, L.P. Vanguard VI Venture Partners, L.L.C. (“VVP”), which is the general partner of these funds, as well as its managing members, Jack M. Gill, Robert D. Ulrich and Donald F. Wood, may be deemed to have beneficial ownership of the shares held by these funds. Each of VVP, Mr. Gill, Mr. Ulrich and Mr. Wood, who is one of our directors, has disclaimed beneficial ownership of the shares held by these funds except to the extent of its pecuniary interest therein. The address of these funds is c/o Vanguard Ventures, 560 S. Winchester Blvd., Suite 500, San Jose, CA 95128.

(4)	Based on information contained in a Schedule 13G filed February 16, 2010. These shares are held by Teton Capital Partners, L.P. (the “Fund”). Shared power to vote and dispose of these shares is held by Ancient Art, L.P., as the investment manager to the Fund, Whitney, L.P., as the general partner of the Fund, Trango II, L.L.C., as the general partner of both Ancient Art and Whitney, and Quincy J. Lee, the principal of Trango II. All of these entities are Texas entities. The address for these entities and Mr. Lee is 610 West 5th Street, Suite 600, Austin, TX 78701.

(5)	Based on information contained in a Schedule 13G/A filed February 12, 2010. Includes 128,533 shares held by Steadfast Capital, L.P., 499,983 shares held by American Steadfast, L.P., and 970,184 shares held by Steadfast International Master Fund Ltd., a Cayman Islands exempted company. Robert S. Pitts, Jr. (beneficial owner of 1,598,700 shares) is the managing member of (a) Steadfast GP LLC, which is the general partner of Steadfast Capital Management LP (beneficial owner of shares held by American Steadfast, L.P. and Steadfast International Master Fund Ltd.), and (b) Steadfast GP Holdings LLC, which is the general partner of Steadfast Advisors LP (beneficial owner of shares held by Steadfast Capital, L.P.). All of these entities, except as noted previously, are Delaware entities. The address for these entities and Mr. Pitts is 767 Fifth Avenue, New York, NY 10153.

(6)	Includes approximately 520,000 shares held by Mr. Mini individually and 844,199 shares held by Iverson Financial Corp. Mr. Mini is a director of Iverson Financial Corp., which is controlled by members of his family, and his address is 881 Ocean Drive, Apt. 26-H, Key Biscayne, FL 33149.

(7)	Includes 122,473 shares held without restriction, 84,375 shares of restricted stock that vest as to 28,125 shares each June 4 and December 4 until fully vested, and 12,404 shares of restricted stock that vest on July 1, 2010, in each case with vesting subject to Mr. Lashinsky’s continued employment with the Company, and 190,260 shares issuable upon exercise of options that are exercisable within 60 days of March 22, 2010.

(8)	Includes 96,918 shares held without restriction, 12,500 shares of restricted stock that vest as to one-half (1/2) of these shares on each of June 4, 2010 and December 4, 2010, 6,977 shares of restricted stock that vest on July 1, 2010, and 12,500 shares of restricted stock that vest as to one-half (1/2) of these shares on each of April 1, 2011 and April 1, 2012, in each case with vesting subject to Mr. Baker’s continued employment with the Company, and 115,104 shares issuable upon exercise of options that are exercisable within 60 days of March 22, 2010.

(9)	Includes 21,119 shares held without restriction, 3,415 shares of restricted stock that vest on July 1, 2010, and 4,000 shares of restricted stock that vest as to one-half (1/2) of these shares on each of April 1, 2011 and April 1, 2012, in each case with vesting subject to Mr. Sinclair’s continued employment with the Company, and 135,073 shares issuable upon exercise of options that are exercisable within 60 days of March 22, 2010.

(10)	Includes 5,364 shares held without restriction, 3,860 shares of restricted stock that vest on July 1, 2010, and 4,000 shares of restricted stock that vest as to one-half (1/2) of these shares on each of April 1, 2011 and April 1, 2012, in each case with vesting subject to Mr. Rector’s continued employment with the Company, and 88,189 shares issuable upon exercise of options that are exercisable within 60 days of March 22, 2010.

(11)	Includes 10,200 shares held without restriction, 3,386 shares of restricted stock that vest on July 1, 2010, and 5,000 shares of restricted stock that vest as to one-half (1/2) of these shares on each of April 1, 2011 and April 1, 2012, in each case with vesting subject to Mr. Yakominich’s continued employment with the Company, and 97,707 shares issuable upon exercise of options that are exercisable within 60 days of March 22, 2010.

(12)	Includes 43,330 shares issuable upon exercise of options that are exercisable within 60 days of March 22, 2010.

(13)	Includes 33,330 shares issuable upon exercise of options held by Mr. Kagle that are exercisable within 60 days of March 22, 2010. Also includes shares described in footnote (1) above, subject to the disclaimer noted therein, which include, among other shares, 26,123 shares beneficially owned by Mr. Kagle and his family trusts for which Mr. Kagle may be deemed to have sole voting and dispositive power.

(14)	Includes 49,996 shares issuable upon exercise of options that are exercisable within 60 days of March 22, 2010.

(15)	Includes 24,442 shares issuable upon exercise of options that are exercisable within 60 days of March 22, 2010.

(16)	Includes 19,812 shares held by Mr. Wood individually and 83,330 shares issuable upon exercise of options held by Mr. Wood that are exercisable within 60 days of March 22, 2010. Also includes shares described in footnote (3) above.

(17)	Includes 6,709,300 shares held without restriction, 152,417 shares of restricted stock and 860,761 shares subject to options exercisable within 60 days of March 22, 2010 that are noted in the above footnotes for our directors and named executive officers. Also includes the following equity rights held by our other executive officers: 14,338 shares held without restriction, 7,969 shares of restricted stock that vest on July 1, 2010, and 18,000 shares of restricted stock that vest as to one-half (1/2) of these shares on each of April 1, 2011 and April 1, 2012, in each case with vesting subject to the relevant executive’s continued employment with the Company, and 157,369 shares issuable upon exercise of options that are exercisable within 60 days of March 22, 2010.

Rule 10b5-1 trading plans

Our Insider Trading Compliance Program allows directors, officers and other employees covered under the program to establish, under limited circumstances contemplated by Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, written programs that permit automatic trading of our stock or trading of our stock by an independent person (such as an investment bank) who is not aware of material inside information at the time of the trade. As of the date of this proxy statement, none of our directors or executive officers has adopted a Rule 10b5-1 trading plan, but they may do so in the future, and we believe that our additional officers and employees may have established such programs or may do so in the future.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and any person who owns more than ten percent (10%) of our shares of common stock to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and with us. Based on our review of copies of forms and written representations, we believe that all of our officers, directors and greater than ten percent (10%) stockholders complied on a timely basis with the filing requirements applicable to them for the year ended December 31, 2009, except as follows: On November 24, 2009, Ms. DeMarse filed a Form 4 to report a stock purchase on November 19, 2009. On February 1, 2010, Ms. Samantha E. Harnett, the Company’s Vice President, General Counsel and Secretary, filed a Form 4 to report that she had received a stock option grant on December 10, 2009.

SIGNIFICANT RELATIONSHIPS AND TRANSACTIONS WITH DIRECTORS, OFFICERS OR

PRINCIPAL STOCKHOLDERS

We describe below transactions and series of similar transactions, since January 1, 2008, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	a director, director nominee, executive officer, or holder of more than 5% of our common stock, or any member of his or her immediate family, had or will have a direct or indirect material interest.

We also describe below certain other transactions with our directors, executive officers and stockholders.

Indemnification agreements with officers and directors

Our amended and restated certificate of incorporation and our bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have entered into indemnification agreements with our directors and with our officers with a title of Vice President or higher, and we intend to do so with respect to such officers and directors in the future. The Company’s charter documents also protect each of its directors, to the fullest extent permitted by the Delaware General Corporation Law, from personal liability to the Company and its stockholders from monetary damages for a breach of fiduciary duty as a director.

Stock purchase from Pyramid Technology Ventures I, L.P.

In April 2008, the Company entered into a Securities Purchase Agreement with Pyramid Technology Ventures I, L.P. (“Pyramid”). Pursuant to the terms of the agreement, the Company purchased all 3,486,300 shares of common stock of the Company then held by Pyramid. The shares were purchased in a privately negotiated transaction for a purchase price of $5.00 per share for a total purchase price of approximately $17.4 million. The agreement included a standstill provision pursuant to which Pyramid agreed, among other things, that for a period of one year following the closing under the agreement, Pyramid would not, without the prior written consent of the Company or our Board of Directors: (i) acquire, or offer or agree to acquire, directly or indirectly, any voting securities or assets of the Company, (ii) make or participate in, directly or indirectly, any solicitation of proxies or otherwise seek to influence the voting of any of the Company’s securities, (iii) make any public announcement with respect to, or submit a proposal for or offer of, any extraordinary transaction involving the Company, or (iv) otherwise act or seek to control or influence the management, Board of Directors or policies of the Company. Marc L. Cellier was a managing member of the general partner of Pyramid. Mr. Cellier, formerly a member of our Board of Directors, resigned from this position in October 2007. Mr. Cellier disclaimed beneficial ownership of the shares held by Pyramid except to the extent of his pecuniary interest therein. A copy of the Securities Purchase Agreement is filed as an exhibit to our most recent Annual Report on Form 10-K filed on March 10, 2010.

Stock purchase by Charles C. Baker

In November 2008, in order to induce Mr. Charles C. (Lanny) Baker to accept the position of Executive Vice President and Chief Financial Officer, the Company agreed to recommend that the Company’s Board of Directors or Compensation Committee, as the case may be, approve a Stock Purchase Agreement for Mr. Baker to purchase from the Company up to 100,000 shares of the Company’s common stock at fair market value. On December 11, 2008, the Compensation Committee approved that agreement, and Mr. Baker purchased 80,000 shares of the Company’s common stock held in treasury at a price of $2.56 per share, which was the closing price of the Company’s common stock on that date. A copy of the Stock Purchase Agreement is filed as an exhibit to our most recent Annual Report on Form 10-K filed on March 10, 2010.

Review of related party transactions

Pursuant to our Code of Business Conduct and Ethics and our Corporate Governance and Nominating Committee Charter, our Board of Directors and our Corporate Governance and Nominating Committee must review and approve any transaction in which the Company is a participant and in which any director, director nominee, executive officer or holder of 5% or more of the Company’s common stock has or will have a direct or indirect material interest, including by virtue of immediate family members. Since January 1, 2008, the Company has not been a participant in any transaction with a related person other than the agreements and relationships described above, or as may be described in the “Summary compensation table” beginning on page 34 of this proxy statement.

COMPENSATION AND OTHER INFORMATION CONCERNING OFFICERS

Compensation discussion and analysis

The Compensation Committee is currently composed of two independent members of the Board of Directors. The Committee’s responsibilities include reviewing the performance of our management in achieving the Company’s corporate and financial objectives and overseeing that our management is compensated fairly and consistently with our compensation philosophy. Toward those ends, the Committee, with input from our Chief Executive Officer and surveys prepared by outside compensation consultants as discussed in more detail below, oversees our compensation, equity and employee benefit plans and programs.

Compensation philosophy and objectives

Our basic philosophy is to attract, retain and motivate highly skilled management whose interests are closely aligned to the interests of the Company’s stockholders. This philosophy is implemented through compensation practices for named executive officers that that are designed (i) to attract and retain superior management, (ii) to align executive compensation programs with overarching key organizational goals including growth, profitability and productivity, (iii) to reward sustained long-term performance though equity incentive plans, and (iv) to provide competitive cash compensation for recruitment and retention purposes. Performance and compensation metrics are designed to grow the Company’s revenue and profitability and, thereby, in the long term, increase stockholder value.

The Company uses three basic compensation components for named executive officers: (i) base salaries, (ii) long-term equity compensation, and (iii) annual incentive plans that may include both cash and equity features. Base salaries are designed to target just below the market median of our peer group, although individual performance is considered in determining the size of any annual or other increase. Long-term equity compensation is designed to be over-weighted relative to cash compensation, and is intended to incentivize and reward future individual achievement. Annual incentive plans, which may include cash and equity components, are designed to provide moderate upside rewards for the Company’s achievement of key annual corporate goals, such as growth and profitability, and to promote retention. These three compensation components, taken together, are targeted to approximate the market median. The components are weighted with the intention that named executive officers will have substantial portions of their compensation at risk for annual and long-term performance, with the largest portion at risk for the most senior executive officers.

Compensation for executives also includes compensation available to most other employees, including a 401(k) plan, health and welfare insurance, and life insurance. Some of these benefits are based on an individual’s level of annual cash compensation. We also periodically consult with an executive compensation consultant, and we consider the compensation levels of peer companies as discussed below.

Compensation consultant

The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the Committee. In late 2006, the Committee engaged Compensia to evaluate a peer group and assist the Company with consideration and analysis of potential employee incentive programs for fiscal year 2007. The Committee determined the nature and scope of Compensia’s engagement, which included the following: (i) participating in information-gathering and fact-finding at the Company; (ii) assessing, both qualitatively and quantitatively, relevant data regarding compensation levels and performance at other companies used for benchmarking purposes and where the Company stands in relation to those comparator companies; and (iii) participating in designing, modifying, and implementing compensation programs. In addition to assisting with the development of compensation guidelines, Compensia assisted management in developing recommendations concerning individual pay levels and designing a mix of compensation programs for fiscal year 2007.

In 2007, the Compensation Committee reviewed executive compensation relative to executive compensation surveys prepared or obtained by Compensia. These surveys include compensation levels and practices for persons holding comparable positions at certain companies listed below, which the Committee and Compensia had identified as peer companies:

Peer Companies in 2007 Review

Audible, Inc.

Autobytel, Inc.

Bankrate, Inc.

CoStar Group, Inc.

Housevalues, Inc.

LookSmart, Ltd.

LoopNet, Inc.

Move, Inc.

Scientific Learning Corporation

Shutterfly, Inc.

Sonic Solutions

Spark Networks, Inc.

Stamps.com Inc.

The Knot Inc.

Travelzoo Inc.

Such peer companies were selected based on a number of factors, including financial stature, geographic area and/or involvement in the technology (particularly Internet) or real estate industries, and the availability of their compensation information. Certain companies were included in the peer group because we compete for executive talent with those companies. We believe using a comparative company group is an appropriate method to understand the executive talent market in which we must compete to obtain and recruit top-quality talent. Since completion of the 2007 study, some of the companies identified above have been acquired. These companies may not be identified as appropriate peer companies in future compensation studies.

In determining 2008 compensation, the Compensation Committee did not re-engage a consultant in light of several key factors, including the comprehensive study conducted the previous year and changes in executive management. In determining 2009 compensation, the Compensation Committee also did not re-engage a compensation consultant due to these same key factors, as well as the decision to freeze executive salaries based on macroeconomic conditions at that time.

In late 2009, the Committee again engaged Compensia, this time to evaluate an updated peer group and to assist the Company with its consideration and analysis of executive compensation programs for fiscal year 2010. The Committee determined the nature and scope of Compensia’s engagement, which included (i) reviewing the Company’s executive compensation guiding principles; (ii) analyzing, both qualitatively and quantitatively, relevant data regarding executive compensation levels and performance at other companies used for benchmarking purposes; (iii) providing an executive compensation assessment and pay-for-performance analysis; and (iv) presenting a detailed executive compensation analysis.

In determining 2010 compensation, the Compensation Committee reviewed executive compensation in the same manner that the review was conducted in 2007, this time using the following list of peer companies identified by the Committee and Compensia:

Peer Companies in 2010 Review

Alloy, Inc.

Autobytel, Inc.

Bidz.com, Inc.

CoStar Group, Inc.

Dice Inc.

Infospace, Inc.

Liquidity Services, Inc.

LoopNet, Inc.

Marchex, Inc.

Move, Inc.

Shutterfly, Inc.

Sonic Solutions

Stamps.com Inc.

The Knot Inc.

Travelzoo Inc.

Tree.com, Inc.

Such peer companies were selected for the same reasons that peer companies were selected in 2007. Some of the companies identified above may not be identified as appropriate peer companies in future compensation studies.

Principal elements of compensation

Base salaries. Base salaries for our named executive officers are established based on the underlying scope of their respective responsibilities, taking into account such factors as base salaries paid by comparable companies for similar positions and macroeconomic conditions. Although the Compensation Committee analyzes these factors in determining annual base salary adjustments for our named executive officers, our Chief Executive Officer (“CEO”) plays an active role in the Committee’s determination of named executive officer compensation by providing significant input to the Committee on our named executive officers. Our CEO, as the manager of the executive team, assesses each executive’s individual performance throughout the year, and he recommends to the Committee any merit-based increase in salary for each member of the executive team other than himself. The Committee meets with the CEO to evaluate, discuss, modify or approve these recommendations. With respect to the CEO’s annual salary adjustment, the Committee conducts a similar performance evaluation, taking into account the CEO’s individual performance, the Company’s performance in light of macroeconomic conditions over the preceding year, the CEO’s individual contribution to that performance, and data from comparable companies, as well as input from an independent CEO consultant not affiliated with Compensia.

A more specific discussion of some of the factors the Committee applied in order to make its compensation decisions for our named executive officers’ base salaries in 2007 and thereafter is below.

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Salary decisions in 2007. In January 2007, in connection with Mr. Lashinsky’s promotion to President, and pursuant to the terms of his previous employment agreement approved by the Compensation Committee, a copy of which is filed as an exhibit to our most recent Annual Report on Form 10-K, Mr. Lashinsky’s annual base salary was confirmed at $300,000. In June 2007, in connection to his promotion to CEO and President, Mr. Lashinsky’s base salary was increased to $350,000 per year, as memorialized in the terms of his amended employment agreement approved by the Committee in September 2007, a copy of which is filed as an exhibit to our most recent Annual Report on Form 10-K. In March 2007, the Committee evaluated the base salaries of our other named executive officers then in office. Evaluations were conducted in consideration of the factors discussed above, including the assessment and recommendations of our CEO. Pursuant to that meeting, effective April 2007, those named executive officers received salary adjustments based principally on market increases in salaries, achievement of the Company’s corporate and financial goals, and, with respect to Mr. Rector, changes in job duties and responsibilities. Specifically: (i) the annual base salary for Mr. Sinclair was increased from $210,000 to $226,800; and (ii) the annual base salary for Mr. Rector, who was promoted to Interim CFO in January 2007, was increased from $200,000 to $208,000 while the Board of Directors considered Mr. Rector for an additional promotion. In May 2007, the Board of Directors promoted Mr. Rector to the position of Chief Financial Officer and, at that time, unanimously approved an increase in Mr. Rector’s annual base salary to $265,000, effective April 16, 2007. In August 2007, in connection with his hiring as Senior Vice President, Sales, Mr. Yakominich’s annual base salary was set at $225,000. Mr. Yakominich’s hiring was ratified by the Board of Directors in September 2007.

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Salary decisions in 2008. In April 2008, the Committee completed its annual evaluation of Mr. Lashinsky’s performance. The Committee declined to increase Mr. Lashinsky’s base salary because he had been serving in the role of CEO and President for less than one year, which the Committee determined was an insufficient period of time to form the basis for a review or modification of his compensation. In April 2008, the Committee also evaluated the base salaries for all of our other named executive officers then in office. Evaluations were conducted in consideration of the factors discussed above, including the recommendations of our CEO. Pursuant to that meeting, effective April 2008, those named executive officers received the following annual base salary adjustments: (i) the annual base salary for Mr. Sinclair was increased to $235,040, in consideration of his efforts in the launching of ten new markets and the improvement in the Company’s transaction closing yield measured on a year-over-year basis; (ii) the annual base salary for Mr. Rector remained flat, given market comparables for his position; and (iii) the annual base salary for Mr. Yakominich was increased to $231,750, in consideration of his efforts in the market share gains in all of the Company’s existing markets measured on a year-over-year basis, as well as the improvement in agent hiring and retention practices. In December 2008, in connection with his hiring as Executive Vice President and Chief Financial Officer, and pursuant to the terms of his employment agreement approved by the Committee, a copy of which is filed as an exhibit to our most recent Annual Report on Form 10-K, Mr. Baker’s annual base salary was set at $300,000.

•

Salary decisions in 2009. On May 21, 2009, the Committee increased the annual base salary of Mr. Lashinsky to $400,000, effective June 1, 2009, in connection with the Committee’s completion of its annual evaluation of Mr. Lashinsky’s performance. The increase was made in consideration of Mr. Lashinsky’s leadership of the Company to outpace the industry in growth and to continue increasing revenue despite difficult market conditions, as well as the fact that Mr. Lashinsky had not received a salary increase the previous year. Otherwise in 2009, the Committee, with the support of our CEO, declined to approve any base salary increases for our named executive officers due to the decline in the residential real estate market, as well as the national economic downturn.

•

Salary decisions to date in 2010. In the first quarter of 2010, the Committee completed its annual evaluation of Mr. Lashinsky’s performance. The Committee declined to increase Mr. Lashinsky’s base salary because he was the only executive officer to receive a salary increase in 2009. Also in the first quarter of 2010, the Committee evaluated the base salaries for all of our other named executive officers. Evaluations were conducted in consideration of the factors discussed above, including the assessment and recommendations of our CEO based on each executive’s individual job performance and the compensation data from peer companies presented by Compensia. Pursuant to those evaluations, on March 4, 2010, the Committee approved the following annual base salary adjustments, effective April 2010, for our named executive officers: (i) the annual base salary for Mr. Baker was increased to $312,000, in consideration of the substantial role he played in development of the Company’s long-term strategic initiatives, his refinement of the Company’s communication strategy with the investor community and his leadership of operational initiatives including development and implementation of the Company’s new agent compensation structure; (ii) the annual base salary for Mr. Sinclair was increased to $240,040, in consideration of his role in developing and implementing ancillary revenue streams and strong operational leadership resulting in a year-over-year improvement in the Company’s transaction closing yield; (iii) the annual base salary for Mr. Rector remained flat, given market comparables for his position, although Mr. Rector lead the Company’s successful compliance with all accounting and audit issues; and (iv) the annual base salary for Mr. Yakominich was increased to $236,750, in consideration of his leadership of the Company’s sales team resulting in year-over-year improvements in agent productivity and sales transaction volume.

Annual incentive compensation. Annual incentives for our named executive officers are paid pursuant to the Company’s Management Incentive Plans that are approved by the Compensation Committee (or recommended by the Committee for approval by the Board of Directors) on an annual basis. The plans are designed to reward contribution by the Company’s management to the achievement of the Company’s key corporate performance goals, such as market growth and profitability, as well as other strategic objectives, in each case which we believe are important for stockholder value. The plans are also intended to promote retention. Annually, the Compensation Committee approves the corporate performance goals and objectives for the upcoming year. When developing performance targets, the Committee considers input from our CEO, Chief Financial Officer, and Vice President of Human Resources, as well as the Company’s past performance, general macroeconomic conditions and compensation data from our peer group. The performance metrics are clearly communicated, measurable and consistently applied. After the end of the year, the Committee approves payment of the earned awards based on achievement against those approved goals and objectives. Generally, incentive awards are paid as a percentage of base salary. In some instances, as discussed below, these percentages have been set forth in employment agreements between the executive and the Company. The Committee has the discretion to prorate incentive payments to the extent a person becomes eligible to participate in the plan after the beginning of the fiscal year. The Committee also has the discretion to adjust the final payment to any individual based on the Committee’s evaluation of factors relevant to such individual’s performance and contribution to the Company, such as particularly outstanding or sub-standard performance. However, for the 2007, 2008 and 2009 plans set forth below, the Committee has not exercised such performance-based discretion for a named executive officer and has not adjusted a final payment based solely on such individual’s performance. The annual combined cash and equity components of the annual incentive are structured with the intention that, in the event that 100% of the goals and objectives are achieved, total combined compensation will approximate market median practices of our peer group described above.

A more specific discussion of some of the factors the Committee applied in order to make its compensation decisions for our named executive officers’ annual incentive compensation for 2007 and thereafter is below.

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2007 Management Incentive Plan. In March 2007, the Compensation Committee approved a Management Incentive Plan for fiscal year 2007, a copy of which is filed as an exhibit to our most recent Annual Report on Form 10-K, for all employees holding the position of Vice President or higher (other than Vice Presidents overseeing sales, who were covered under a separate incentive arrangement) and all headquarters-based full-time “exempt” (pursuant to federal and state wage and hour laws) employees who remained employed by the Company through December 31, 2007. Proposed payments under the plan were subject to the Company’s achievement of minimum revenue and earnings threshold targets for fiscal year 2007. Proposed payments under the plan for the Company’s achievement of those targets were 100% of base salary for the CEO, 40% of base salary for the President, and 30% of base salary for others with a title of Vice President or higher. Because the plan called for different potential payments for the Company’s CEO and its President, and because Mr. Lashinsky held one or both positions at different times during 2007, Mr. Lashinsky’s amended employment agreement, described above, specified that his target annual cash bonus would be up to 80% of his base salary. Proposed payments under the plan for the Company’s achievement of sub-target thresholds were half those percentages and for the Company’s achievement of above-target thresholds were twice those percentages.

The Compensation Committee set sub-target, target and above-target thresholds that, at that time, it believed ranged from “likely” to “remote” with respect to the Company’s likelihood of achieving such thresholds based on historical Company performance and the then-current market conditions. The Committee reserved discretion under the plan to modify the thresholds based on a reassessment of the assumptions made when setting the thresholds and changes in macroeconomic conditions, and did exercise such discretion in 2007.

The extent of the continued softening in the residential real estate market during the months in 2007 following the adoption of the plan made the thresholds under the plan unachievable, yet the Committee believed the Company outperformed its competition and significantly increased its market share in most of its markets during that period. To acknowledge that accomplishment, promote retention, and motivate the achievement of performance goals for the remainder of 2007, the Committee and management discussed, and the Committee exercised its discretion to approve, revising the target and sub-target revenue and earnings thresholds under the plan to re-set them at levels that aligned with the Company’s revised guidance announced during the fourth quarter of 2007. Although the Company ultimately missed its revenue target, it surpassed the revised sub-target performance goals of $99.75 million in revenue and pro forma losses of under $9 million by achieving revenue of $102.5 million and pro forma losses of under $9 million. The Committee accordingly approved incentive payments at the sub-target payment levels under the revised plan and paid those amounts in January 2008 for the named executive officers then in office, without adjustment except in the case of Mr. Yakominich, whose bonus was prorated to reflect his employment with the Company for only a portion of 2007. The “Summary compensation table” beginning on page 34 of this proxy statement sets forth those payments for our named executive officers.

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2008 Management Incentive Plan. In March 2008, the Compensation Committee approved a Management Incentive Plan for fiscal year 2008, a copy of which is filed as an exhibit to our most recent Annual Report on Form 10-K. Eligible persons under the plan included all persons holding the position of Vice President or higher (other than certain Vice Presidents overseeing sales, who are covered under a separate incentive arrangement), as well as all headquarters-based full-time “exempt” (pursuant to federal and state wage and hour law) employees. Payments under the plan were subject to the Company’s achievement of minimum revenue and earnings thresholds for fiscal year 2008. Required minimum thresholds under the 2008 plan included maximum pro forma loss of $4.75 million and minimum revenue target of $112.5 million. The plan also provided for additional incentives based on the Company exceeding profitability and the Company’s agents meeting certain productivity targets.

The Committee set minimum-target, target and above-target thresholds that it believed, based on the Company’s historic performance and the then-current macroeconomic conditions, ranged from “reasonably likely” to “remote” with respect to the Company’s likelihood of achieving such thresholds. The Committee also retained discretion to modify the thresholds as needed based on changes in market conditions. The incentive set forth in the plan, if earned, would have been paid semi-annually and would have been paid partially in restricted stock and partially in cash.

Due to the continued decline of the residential real estate market, the Company exceeded the maximum pro forma loss threshold in the plan. In January 2009, the Committee determined that because the Company did not achieve this threshold set forth in the plan, no payments would be made pursuant to the plan.

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2009 Management Incentive Plan. In March 2009, upon the recommendation of the Compensation Committee, the Board of Directors approved a Management Incentive Plan for fiscal year 2009, a copy of which is filed as an exhibit to our most recent Annual Report on Form 10-K. Eligible persons under the plan included all persons holding the position of Vice President or higher (other than certain Vice Presidents overseeing sales, who were covered under a separate incentive arrangement). Payments could be earned for two performance periods during 2009: the mid-year performance period, meaning the first six months of the year, which represented 30% of total opportunity under the plan, and the full-year performance period, which represented 70% of total opportunity under the plan. For each performance period, payments were subject to the Company’s achievement of one of three performance levels: minimum, target and stretch. Payments could be earned as long as either the revenue hurdle or the earnings hurdle for one of the performance levels was met, with each hurdle representing 60% and 40%, respectively, of the payment opportunity at that performance level for that performance period. If the Company’s revenue or earnings performance fell between two performance levels, the plan provided that incentive payments would be adjusted pursuant to a linear calculation approved by the Committee. The plan also provided for additional incentives based on the Company exceeding profitability, the Company’s agents meeting certain productivity targets and the Company’s achievement of a target average customer service satisfaction rating. The incentives set forth in the plan, if earned, were designed to be paid semi-annually and to be paid 100% in restricted stock for achievement in the mid-year performance period, and to be paid 15% in restricted stock and 85% in cash for achievement in the full-year performance period, with each restricted stock award to be calculated based on the closing price of the Company’s common stock on the date the Committee met to determine whether performance hurdles had been achieved and to grant any corresponding awards.

The Committee set minimum, target and stretch performance levels that it believed, based on the Company’s historic performance and macroeconomic conditions, ranged from “reasonably likely” to “remote” with respect to the Company’s likelihood of achieving such levels. Proposed payments under the plan for achieving both the revenue hurdle and the earnings hurdle at each performance level are set forth in the “Grants of plan-based awards table” beginning on page 36 of this proxy statement. The Committee also reserved discretion to modify the performance levels based on revision of the assumptions used to set them, including changes in macroeconomic conditions. Total opportunity under the plan for the achievement of the performance hurdles at the target performance levels for both performance periods was 100% of base salary for our CEO, 60% of base salary for our Chief Financial Officer, and 40% of base salary for the other named executive officers. Proposed payments under the plan for the Company’s achievement of the minimum performance levels were less than for the achievement of the target performance levels (33% less for Mr. Baker and 50% less for the other named executive officers). Proposed payments under the plan for the Company’s achievement of the stretch performance levels were more than for the for the achievement of the target performance levels (50% more for Mr. Lashinsky, 33% more for Mr. Baker and 100% more for the other named executive officers). Mr. Baker’s minimum, target and stretch payments as a percentage of base salary were set in accordance with the terms of his employment agreement referenced above.

For the six months ended June 30, 2009, the Company achieved revenue of $53.8 million, which fell between the mid-year revenue hurdle at the minimum performance level of $50.8 million and at the target performance level of $56.4 million. Accordingly, mid-year bonuses for our named executive officers were calculated for achievement of the revenue hurdle at the minimum performance level, and the bonuses were then adjusted upward pursuant to the linear calculation mentioned above. No other adjustments were made to the mid-year bonus calculations described above. On August 21, 2009, the Committee approved the payment of those bonuses to our named executive officers in the form of the following restricted stock awards: (i) Mr. Lashinsky, 17,864 shares; (ii) Mr. Baker, 8,836 shares; (iii) Mr. Sinclair, 4,201 shares; (iv) Mr. Rector, 4,737 shares; and (v) Mr. Yakominich, 4,143 shares. Each of those awards was made pursuant to the terms of a Restricted Stock Award Agreement between the Company and the named executive officer that was governed by the Company’s 2004 Equity Incentive Plan. A copy of the form of that agreement is filed as an exhibit to our most recent Annual Report on Form 10-K. For each award, one-half (1/2) of the shares vested on January 1, 2010, and the remaining one-half (1/2) of the subject shares will vest on July 1, 2010, as long as the executive remains employed by or in a service relationship with the Company on such date and subject to any other vesting rights under separate change-of-control agreements between the Company and such executive.

For the full year ended December 31, 2009, the Company achieved revenue of $123.1 million, which fell between the full-year revenue hurdle at the minimum performance level of $102.5 million and at the target performance level of $128.1 million. Accordingly, full-year bonuses for our named executive officers were calculated for achievement of the revenue hurdle at the minimum performance level, and the bonuses were then adjusted upward pursuant to the linear calculation mentioned above. To reflect the fact that Mr. Lashinsky’s base salary was adjusted from $350,000 to $400,000 in mid-2009, his full-year bonus was adjusted so that the value paid in his mid-year bonus and full-year bonus, taken together, would be as if his mid-year bonus was calculated on a base salary of $350,000 and his full-year bonus was calculated on a base salary of $375,000. Otherwise, no significant adjustments were made to the full-year bonus calculations described above. On January 15, 2010, the Committee approved the payment of those bonuses to our named executive officers in the form of the following cash and restricted stock awards: (i) Mr. Lashinsky, $122,345 cash and 3,472 shares; (ii) Mr. Baker, $61,200 cash and 2,559 shares; (iii) Mr. Sinclair. $31,450 cash and 1,315 shares; (iv) Mr. Rector, $35,700 cash and 1,492 shares; and (v) Mr. Yakominich, $31,450 cash and 1,315 shares. Each of the stock awards was made pursuant to the terms of a Restricted Stock Award Agreement between the Company and the named executive officer that was governed by the Company’s 2004 Equity Incentive Plan. A copy of the form of that agreement is filed as an exhibit to our most recent Annual Report on Form 10-K. For each award, all of the shares will vest on July 1, 2010, as long as the executive remains employed by or in a service relationship with the Company on such date and subject to any other vesting rights under separate change-of-control agreements between the Company and such executive.

2010 Management Incentive Plan. In January 2010, the Compensation Committee approved a Management Incentive Plan for fiscal year 2010. Eligible persons under the plan include all persons holding the position of Vice President or higher (other than certain Vice Presidents overseeing sales, who are covered under a separate incentive arrangement). Payments can be earned for two performance periods during 2010: the mid-year performance period, meaning the first six months of the year, which represents 30% of total opportunity under the plan, and the full-year performance period, which represents 70% of total opportunity under the plan. On March 16, 2010, as permitted by the plan, the Committee placed an additional condition on any payment under the plan: The Company must achieve at least break-even Adjusted EBITDA (as defined in the plan). Accordingly, if the Company’s Adjusted EBITDA for the mid-year performance period is not break-even or better, then any mid-year incentive that otherwise would have been earned will not be not earned unless and until the Company achieves at least break-even Adjusted EBITDA for the full-year performance period. Also, if the Company’s Adjusted EBITDA for the full-year performance period is not break-even or better, then no incentive payment will be earned under the plan for either performance period. This condition is referred to in this proxy statement as the “Additional Condition.”

For each performance period, as long as Additional Condition of break-even Adjusted EBITDA is met as described above, incentives can be earned by the Company’s achievement of one of three performance levels: minimum, target and stretch. For the mid-year performance period, each performance level contains a revenue hurdle. For the full-year performance period, each performance level contains a revenue hurdle and an earnings hurdle, which work independently of each other, and with each hurdle representing 50% of the payment opportunity. If the Company’s performance falls between two performance levels, and the Additional Condition of break-even Adjusted EBITDA is met, incentive payments will be adjusted pursuant to a calculation approved by the Committee. Incentives under the plan may also be adjusted by the application of various multipliers based on the Company’s performance against various operational metrics as set forth by the Committee. The incentives were originally designed to be paid partially in restricted stock and partially in cash, but in March 2010, after considering the compensation analysis provided by Compensia, and in order to reduce the Company’s equity burn rate, the Committee amended the plan so that all payments under the plan, if any, are to be paid in cash.

The Committee set minimum, target and stretch thresholds that it believed, based on the Company’s historic performance and macroeconomic conditions, ranged from “reasonably likely” to “remote” with respect to the Company’s likelihood of achieving such thresholds. The Committee also once again reserved discretion to modify the thresholds based on revision of the assumptions used to set them, including changes in macroeconomic conditions. Total opportunity under the plan for the achievement of the performance hurdles at the target performance levels for both performance periods is 100% of base salary for our CEO, 60% of base salary for our Chief Financial Officer and our Senior Vice President, Sales, and 40% of base salary for the other named executive officers. Proposed payments under the plan for the Company’s achievement of minimum hurdles are about 25% less, and for the Company’s achievement of stretch hurdles are about 25% more, than for the achievement of target hurdles. Incentive payments under the plan are subject to other terms and conditions, as set forth more fully in the copy of the 2010 Management Incentive Plan that is filed as an exhibit to our most recent Annual Report on Form 10-K, which is subject to the Additional Condition of at least break-even Adjusted EBITDA as described above.

Long-term equity compensation. Equity awards are the primary vehicle for providing our named executive officers with long-term upside award opportunities. The Company generally awards equity compensation in the instance of hire or promotion, and when appropriate in connection with annual performance reviews for named executive officers. The size of each new hire or promotion equity grant made to named executive officers is generally set at a level that the Committee deems appropriate to create a meaningful incentive and opportunity for stock ownership based upon the Company’s grant practices and the individual’s potential for future responsibility and promotion. The relative weight given to each of these factors will vary from individual to individual at the Committee’s discretion and adjustments may be made as the Committee deems reasonable to attract candidates in the competitive environment for highly qualified employees in which we operate. The size of the CEO’s annual equity grant is determined by the Committee based on its evaluation, with input from an independent CEO consultant not affiliated with Compensia, of the CEO’s performance in achieving the Company’s strategic goals in light of macroeconomic conditions. The annual equity grants for other named executive officers are determined by the Committee with significant input from our CEO by measuring individual performance against metrics such as expansion of job duties and contribution to Company and departmental strategic goals.

We do not have equity ownership guidelines for our named executive officers because their compensation is targeted to fall within a typical market range and is already performance-based and, in our view, high risk. In addition, we believe that ownership guidelines are not common in consumer-oriented technology companies, so ownership requirements would put us at a competitive disadvantage in attracting and retaining qualified executives.

In making the grants outlined below, the Compensation Committee considered the total compensation package awarded to these named executives, the relative weight of the cash and equity components of compensation, the desire to align the interests of executives with stockholders by tying a significant portion of executive compensation to the annual and long-term performance of the Company, and the need to recognize increased responsibilities and individual performance and to promote retention of valued executives. Equity awards were granted and dated as of the date of the Committee meeting at which the awards were made. Except as otherwise noted below: (i) all equity awards were made under our 2004 Equity Incentive Plan, (ii) vesting of all equity awards is subject to the officer remaining employed by or in a service relationship with the Company, and (iii) stock option awards vest monthly over a four-year period, with an initial one-year “cliff” vesting of one-fourth (1/4) of the award. With respect to stock option awards, the exercise price equals the fair market value (the closing price on The NASDAQ Stock Market, Inc.) of the Company’s common stock on the date of grant. Options will therefore provide a return to the employee only if he or she remains in the Company’s service while the options vest, and then only if the market price of the Company’s common stock appreciates over the option term.

A more specific discussion of some of the factors the Committee applied in order to make its compensation decisions for our named executive officers’ options and other equity awards in 2007 and thereafter is below.

•

Equity decisions in 2007. With respect to our named executive officers then in office, in January 2007, the Compensation Committee granted stock options to Mr. Lashinsky and Mr. Rector for 250,000 shares and 25,000 shares, respectively, in connection with their promotions. In March 2007, the Committee granted stock options to Mr. Sinclair and Mr. Rector for 100,000 shares and 175,000 shares, respectively, to incentivize management for future performance and to reward individual 2006 performance. In September 2007, the Committee granted a stock option to Mr. Yakominich for 130,000 shares. That grant was made as an inducement grant outside of our 2004 Equity Incentive Plan in connection with Mr. Yakominich’s hiring. Also in September 2007, in connection with his promotion to CEO, the Committee granted to Mr. Lashinsky (i) 225,000 shares of restricted common stock, which vest as to 28,125 shares each June 4 and December 4 until fully vested, pursuant to a Restricted Stock Award Agreement, and (ii) a stock option to purchase 300,000 shares of common stock, subject to the terms of a Stock Option Award Agreement. Copies of these two agreements are filed as exhibits to our most recent Annual Report on Form 10-K.

•

Equity decisions in 2008. With respect to our named executive officers then in office, in May 2008, the Compensation Committee approved stock option grants in the amount of 45,000 shares each to Mr. Sinclair, Mr. Rector and Mr. Yakominich, to incentivize management for future performance and to reward performance in 2007. In December 2008, in connection with his hiring, the Committee granted to Mr. Baker (i) a stock option to purchase 325,000 shares of common stock, subject to the terms of a Stock Option Award Agreement, and (ii) 25,000 shares of restricted common stock, with 6,250 of the shares to vest on June 4, 2009 and each six months thereafter until fully vested, pursuant to the terms of a Restricted Stock Award Agreement. Copies of these two agreements are filed as exhibits to our most recent Annual Report on Form 10-K. The Stock Option Award Agreement was executed outside of our 2004 Equity Incentive Plan as an inducement material to Mr. Baker’s decision to join the Company. Also in December 2008, the Committee approved a Stock Purchase Agreement with Mr. Baker; please see “Stock Purchase by Charles C. Baker” on page 20 of this proxy statement.

•

Equity decisions in 2009. In February 2009, the Compensation Committee granted the following shares of restricted stock under our 2004 Equity Incentive Plan to our named executive officers: Mr. Lashinsky, 25,000 shares, Mr. Sinclair, 15,000 shares, Mr. Rector, 6,500 shares, and Mr. Yakominich, 15,000 shares. These grants were based on each executive’s individual performance and contribution to the departmental and Company goals for 2008. Specifically, Mr. Lashinsky lead the Company’s achievement of reduced agent attrition, market share gains and successful (relative to market) financial performance in light of challenging macroeconomic conditions. Mr. Sinclair managed the Company’s closing rates to achieve better than market average for the year, oversaw recently launched markets with increased revenue measured year-over-year, and developed new strategic business relationships to supplement revenue growth. Mr. Rector oversaw successful completion of testing under the Sarbanes-Oxley Act of 2002, and he managed implementation of programs designed to streamline sales and operations processes. Finally, Mr. Yakominich lead the sales team to market gains in the majority of the Company’s markets, resulting in increased volumes of over 30% for the year and increased revenues despite the challenging market conditions. One-half (1/2) of each of these grants of restricted stock vested six months after the grant date, and the remainder vested one year after the grant date. The form of these restricted stock award agreements is filed as an exhibit to our most recent Annual Report on Form 10-K.

In addition, in July 2009, the Company completed a voluntary stock option exchange program. Under the terms of the program, eligible employees had the right to exchange stock options having an exercise price equal to or greater than $4.59 per share for new nonqualified stock options. Eligible employees received a new option for each tendered eligible option, depending on the exercise price, in accordance with the exchange ratios as follows: for every three tendered eligible options with an exercise price of $4.59 to $7.99, two new options were issued; and for every two tendered eligible options with an exercise price of $8.00 or greater, one new option was issued. The new options vest ratably each month over 36 months. The new options were issued for a contractual term of seven years. Mr. Lashinsky, Mr. Sinclair, Mr. Rector and Mr. Yakominich all participated in the option exchange program with respect to some or all of their options, but Mr. Baker did not possess options that were eligible for participation. For more information concerning the number of options and the fair value received by our named executive officers through the exchange program, please see the “Summary compensation table” beginning on page 34, the “Grants of plan-based awards table” beginning on page 36 and the “Outstanding equity awards at fiscal year-end table” beginning on page 37 of this proxy statement.

Following the completion of the exchange program, the Company analyzed whether the total equity compensation for eligible employees was appropriate based on factors including management level and job performance. Mr. Lashinsky then advised the Committee on whether additional grants to certain employees were necessary to provide appropriate targeted equity compensation based on such factors. Mr. Lashinsky advised the Committee that the equity compensation for all named executive officers was appropriate, with the exception of Mr. Yakominich, who held underwater options that were issued outside of the Company’s 2004 Equity Incentive Plan and, therefore, were not eligible for participation in the exchange program. The Committee agreed that an additional equity award to Mr. Yakominich was appropriate. Accordingly, in September 2009, the Committee approved a stock option grant in the amount of 50,000 shares to Mr. Yakominich to retain and properly compensate him.

•

Equity decisions to date in 2010. In March 2010, following the completion of the annual performance evaluations of our named executive officers, the Compensation Committee granted the following equity awards under our 2004 Equity Incentive Plan to our named executive officers: Mr. Lashinsky, a stock option for 125,000 shares; Mr. Baker, 12,500 shares of restricted stock, and a stock option for 65,000 shares; Mr. Sinclair, 4,000 shares of restricted stock, and a stock option for 17,500 shares; Mr. Rector, 4,000 shares of restricted stock, and a stock option for 20,000 shares; and Mr. Yakominich, 5,000 shares of restricted stock, and a stock option for 25,000 shares. Mr. Lashinsky’s grant was based on his leadership of the Company to its 11th straight year of annual revenue growth, and its continued market share growth, despite difficult macroeconomic conditions in 2009. The Committee determined to structure Mr. Lashinsky’s equity award entirely as a stock option grant to align Mr. Lashinsky’s equity compensation with the long-term performance of the Company. For the other named executive officers, grants were based on each executive’s individual performance and contribution to the departmental and Company goals for 2009, including the accomplishments noted above under “Salary decisions to date in 2010.” With respect to the grants of restricted stock, one-half (1/2) of each of these grants will vest on April 1, 2011, and the remainder will vest on April 1, 2012. The form of these restricted stock award agreements is filed as an exhibit to our most recent Annual Report on Form 10-K.

Benefits. Company executives are entitled to participate in the Company’s benefit programs that are available to all Company employees, including Company-sponsored health (available after one full month of service), welfare and 401(k) (available after three full months of service) plans. In 2007, 2008 and 2009, the Company made matching 401(k) contributions to, and paid long term disability insurance premiums on behalf of, our named executive officers then in office in the amounts shown in the “Summary compensation table” beginning on page 34 of this proxy statement.

Other bonuses and perquisites. The Company has paid bonuses, relocation and temporary living expenses and other perquisites to certain of its named executive officers for recruitment purposes and for recognition of services rendered. For more information on those payments, please see the “Summary compensation table” beginning on page 34 of this proxy statement.

Triggering events for post-termination protection and payments

The Compensation Committee believes that change of control agreements are important to protect the Company’s officers from any involuntary termination associated with a change of control, and that the acceleration of vesting provided in such agreements is reasonable when compared with similar arrangements adopted by other consumer-oriented technology companies. These change of control agreements promote uniformity of results among the officers based on their positions at the Company. In addition, the Committee believes that the events triggering payment, both a change of control and an involuntary termination or constructive termination, are fair hurdles for the ensuing rewards. Protection in the form of severance is sometimes negotiated by our most senior executives, which is also triggered by an involuntary or constructive termination. For the Company’s current agreements with its named executive officers that provide post-termination protection and payments, please see “Post-termination protection and payments” on page 39 of this proxy statement.

Tax deductibility of pay

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to its CEO and its other three most highly paid named executive officers (other than the Chief Financial Officer) at the end of the year. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements under the Tax Code. To qualify for an exemption from the $1,000,000 limitation, the stockholders were asked to approve a limit under stock incentive plans on the maximum number of shares for which a participant may be granted stock options in any calendar year. Compensation deemed paid to an executive officer when he or she exercises an option granted under a plan that is subject to time-based vesting and has an exercise price that is at least equal to the fair market value of the Company’s common stock on the grant date generally should qualify as performance-based compensation and therefore should not be subject to the $1,000,000 deduction limitation. To maintain flexibility in compensating named executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy requiring all compensation to be deductible. The Committee may approve compensation or changes to plans, programs or awards that may cause the compensation or awards not to comply with Section 162(m) if it determines that such action is appropriate and in the Company’s best interests.

Summary

The Compensation Committee believes that the Company’s compensation philosophy and programs are designed to foster a performance-oriented culture that aligns employees’ interests with those of the Company’s stockholders. The Committee believes that the compensation of the Company’s executives is both appropriate and responsive to the goal of improving stockholder value.

The following “Compensation Committee report” and related disclosure shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee report

The Compensation Committee reviewed this “Compensation discussion and analysis” and discussed its contents with Company management. Based on the review and discussions, the Committee has recommended that this “Compensation discussion and analysis” be included in the proxy statement.

Respectfully submitted by the Compensation Committee:

Robert C. Kagle	Elisabeth H. DeMarse
Chair

March 4, 2010

Summary compensation table

The following table sets forth information regarding compensation earned in 2007, 2008 and 2009 by our Chief Executive Officer, our Chief Financial Officer, and our three other most highly compensated executives employed at the end of fiscal year 2009 (these individuals are collectively referred to as our “named executive officers”):

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)		Total ($)
Joseph Patrick Lashinsky	2009	379,167	0		119,807	(6)	170,543	(7)	122,345	1,908	(8)	793,770
Chief Executive Officer and President(5)	2008	350,000	0		0		0		0	5,424	(9)	355,424
	2007	329,167	0		1,503,000		2,053,450		140,000	7,397	(10)	4,033,014

Charles C. Baker(11)	2009	300,000	0		27,480	(6)	0		61,200	37,163	(12)	425,843
Executive Vice President and Chief Financial Officer	2008	25,000	0		64,000		353,925		0	2,960	(13)	445,885

William C. Sinclair	2009	235,040	0		51,615	(6)	44,986	(7)	31,450	2,603		365,694
Executive Vice President, Operations and Business	2008	232,780	0		0		104,400		0	3,905		341,085
	2007	222,000	0		0		385,100		33,900	4,906	(14)	645,906
Development

David A. Rector	2009	265,000	0		31,437	(6)	76,494	(7)	35,700	3,982	(16)	412,613
Senior Vice President and Chief Accounting Officer	2008	265,000	0		0		104,400		0	6,466	(17)	375,866
	2007	246,375	25,000	(18)	0		779,550		39,750	8,074	(19)	1,098,749
(former Chief Financial Officer)(15)

Robert J. Yakominich	2009	231,750	0		51,435	(6)	98,153	(21)	31,450	3,921	(22)	416,709
Senior Vice President, Sales(20)	2008	230,062	0		0		104,400		0	4,989	(23)	339,451
	2007	83,654	10,000	(24)	0		432,120		11,250	1,580	(25)	538,604

(1)	The amounts in the “Stock Awards” column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 relating to restricted stock grants for the relevant fiscal years, as required by the Securities and Exchange Commission for disclosure purposes in this table. The information regarding the valuation assumptions used is included in footnote 7 to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2009 included in the Company’s most recent Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 10, 2010.

(2)	The amounts in the “Option Awards” column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 relating to stock option grants for the relevant fiscal years, as required by the Securities and Exchange Commission for disclosure purposes in this table. The information regarding the valuation assumptions used is included in footnote 7 to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2009 included in the Company’s most recent Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 10, 2010.

(3)	Amounts consist of cash bonuses earned under the Company’s Management Incentive Plan for services rendered in the relevant fiscal year. These amounts were approved by the Compensation Committee of the Company’s Board of Directors in January of the following fiscal year.

(4)	Unless otherwise footnoted, represents supplemental long term disability insurance premiums paid by the Company. The Company discontinued its payment of these premiums effective September 2009.

(5)	Mr. Lashinsky was promoted to the position of President effective January 5, 2007, and to the additional position of Chief Executive Officer effective June 4, 2007.

(6)	Amounts include restricted stock awards made on August 21, 2009 under the Company’s 2009 Management Incentive Plan for services rendered in the first six months of fiscal year 2009. Amounts do not include restricted stock awards made on January 15, 2010 under the Company’s 2009 Management Incentive Plan for services rendered in the full fiscal year 2009. For information concerning the January 15, 2010 awards, see “2009 Management Incentive Plan,” last paragraph, on page 28 of this proxy statement.

(7)	Represents the incremental fair value of options received in the Company’s July 2009 voluntary stock option exchange program; see the discussion under “2009 voluntary stock option exchange program” on page 38, the “Grants of plan-based awards table” beginning on page 36 and the “Outstanding equity awards at fiscal year-end table” beginning on page 37 of this proxy statement.

(8)	Includes a match of $875 under the Company’s 401(k) plan.

(9)	Includes a match of $3,875 under the Company’s 401(k) plan.

(10)	Includes a match of $2,250 under the Company’s 401(k) plan, tax gross-ups of $2,629 and taxable fringe benefits of $968.

(11)	Mr. Baker assumed the position of Executive Vice President and Chief Financial Officer effective December 1, 2008.

(12)	Includes a match of $1,250 under the Company’s 401(k) plan. Also includes $35,220 in relocation and temporary living expenses reimbursed to Mr. Baker or paid directly by the Company.

(13)	Represents relocation and temporary living expenses reimbursed to Mr. Baker or paid directly by the Company.

(14)	Includes tax gross-ups of $157 and taxable fringe benefits of $844.

(15)	Mr. Rector was promoted to the position of Interim Chief Financial Officer in January 2007. He was promoted to Chief Financial Officer effective May 2007 and remained in that position through November 30, 2008.

(16)	Includes a match of $1,703 under the Company’s 401(k) plan.

(17)	Includes a match of $3,047 under the Company’s 401(k) plan.

(18)	Bonus paid in consideration of Mr. Rector’s acting as the Company’s Interim Chief Financial Officer from January to May 2007.

(19)	Includes a match of $2,250 under the Company’s 401(k) plan, tax gross-ups of $2,258 and taxable fringe benefits of $250.

(20)	Mr. Yakominich joined the Company in August 2007.

(21)	Includes new option grants with a fair value on the date of grant of $98,150. The remaining $3 represents the incremental fair value of options received in the Company’s July 2009 voluntary stock option exchange program; see the discussion under “2009 voluntary stock option exchange program” on page 38, the “Grants of plan-based awards table” beginning on page 36 and the “Outstanding equity awards at fiscal year-end table” beginning on page 37 of this proxy statement.

(22)	Includes a match of $2,204 under the Company’s 401(k) plan.

(23)	Includes a match of $2,413 under the Company’s 401(k) plan.

(24)	Represents a signing bonus.

(25)	Includes a match of $937 under the Company’s 401(k) plan.

Grants of plan-based awards table

The following table sets forth information regarding plan-based awards to our named executive officers in 2009:

Name	Grant Date	Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Potential Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares (#)(3)	All Other Option Awards: Number of Shares Underlying Options (#)		Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Thresh. ($)	Target ($)	Max. ($)	Thresh. ($)	Target ($)	Max. ($)
Mr. Lashinsky	2/12/09							25,000				64,250
	7/24/09								410,834	(4)	3.20	170,543	(5)
		111,563	223,125	334,688	72,188	144,375	216,563

Mr. Baker		71,400	107,100	142,800	48,600	72,900	97,200

Mr. Sinclair	2/12/09							15,000				38,550
	7/24/09								105,278	(4)	3.20	44,986	(5)
		27,970	55,940	111,879	19,038	38,076	76,153

Mr. Rector	2/12/09							6,500				16,705
	7/24/09								215,278	(4)	3.20	76,494	(5)
		31,535	63,070	126,140	21,465	42,930	85,860

Mr. Yakominich	2/12/09							15,000				38,550
	7/24/09								30,000	(4)	3.20	3	(5)
	9/9/09								50,000	(6)	4.17	98,150
		27,578	55,157	110,313	18,772	37,544	75,087

(1)	Amounts represent estimated cash payments under the Management Incentive Plan—Fiscal Year 2009 had the Company achieved both the revenue and earnings hurdles for both the mid-year and full-year performance periods at the minimum, target and stretch levels. These amounts are shown under “Threshold,” “Target” and “Maximum,” accordingly. Estimates in this table do not reflect linear adjustments for performance that fell between two levels, nor do they reflect potential additional incentives based on the Company exceeding profitability, the Company’s agents meeting certain productivity targets and the Company’s achievement of a target average customer service satisfaction rating. The estimates in this table for Mr. Lashinsky, whose base salary was increased in mid-2009 from $350,000 to $400,000, assume a base salary of $350,000 for the mid-year performance period and $375,000 for the full-year performance period; the estimates for the other named executive officers assume their actual base salaries in effect for all of 2009. The Company’s revenue performance for the mid-year and full-year performance periods in 2009 fell between the minimum and target performance levels, and bonuses were paid accordingly to the named executive officers. For more information on the plan and the payments actually made under it to our named executive officers, see pages 27-28 of this proxy statement under “2009 Management Incentive Plan.”

(2)	Amounts represent estimated cash values of restricted stock awards under the Management Incentive Plan—Fiscal Year 2009 had the Company achieved both the revenue and earnings hurdles for both the mid-year and full-year performance periods at the minimum, target and stretch levels. These cash values were to be converted into restricted stock awards based on the closing price of the Company’s common stock on the date the Committee met to determine whether performance hurdles had been met and to grant corresponding awards. See footnote (1) above for more information concerning these estimates and the actual awards paid under the plan.

(3)	Represents shares of restricted stock awarded in February 2009 for each executive’s individual performance and contribution to the departmental and Company goals for 2008. For more information, see page 31 of this proxy statement under “Equity decisions in 2009,” first paragraph.

(4)	These options were issued in the Company’s July 2009 voluntary stock option exchange program. Eligible employees had the right to exchange stock options having an exercise price equal to or greater than $4.59 per share for new nonqualified stock options. Eligible employees received a new option for each tendered eligible option, depending on the exercise price, in accordance with the exchange ratios as follows: for every three tendered eligible options with an exercise price of $4.59 to $7.99, two new options were issued; and for every two tendered eligible options with an exercise price of $8.00 or greater, one new option was issued. The new options vest ratably each month over 36 months contingent upon continued employment with or service to the Company on the date of vest. The new options were issued for a contractual term of seven years. For more information, see the discussion under “2009 voluntary stock option exchange program” on page 38 of this proxy statement.

(5)	Represents the incremental fair value of options received in the Company’s July 2009 voluntary stock option exchange program; see footnote (4) above, and the footnotes to the “Summary compensation table” beginning on page 34 of this proxy statement.

(6)	Option vests and becomes exercisable at the rate of one-fourth (1/4) of the total number of shares on the one-year anniversary of the date of grant and one forty-eighth (1/48) of the total number of shares on the first day of each month thereafter as long as Mr. Yakominich remains employed by or in a service relationship with the Company. For more information, see page 31 of this proxy statement under “Equity decisions in 2009,” third paragraph.

Outstanding equity awards at fiscal year-end table

The following table provides information regarding each unexercised stock option and other outstanding equity award held by our named executive officers as of December 31, 2009:

	Option Awards(1)					Stock Awards
Name	Number of Shares Underlying Unexercised Options (#) Exercisable		Number of Shares Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	# of Shares Unvested (#)	Market Value of Shares Unvested ($)(2)	Equity Incentive Plan Awards: # of Unearned Shares Unvested (#)(3)	Equity Incentive Plan Awards: Market Value of Unearned Shares Unvested ($)(2)
Joseph Patrick Lashinsky	1,718		0	0.99	3/3/2012
	57,760		0	0.99	3/5/2012
	16,666		0	0.99	4/10/2012
	57,056	(4)	353,778	3.20	7/23/2016
						114,739	431,419	3,472	13,055

Charles C. Baker	81,250	(5)	243,750	2.56	12/10/2018
						21,336	80,223	2,559	9,622

William C. Sinclair	83,333		0	0.99	10/28/2012
	17,812		27,188	4.97	5/20/2018
	14,621	(4)	90,657	3.20	7/23/2016
						11,701	43,996	1,315	4,944

David A. Rector	8,395		0	0.99	4/10/2012
	20,000		0	0.99	10/28/2012
	29,896	(4)	185,382	3.20	7/23/2016
						7,987	30,031	1,492	5,610

Robert J. Yakominich	75,833	(5)	54,167	6.68	9/12/2017
	4,166	(4)	25,834	3.20	7/23/2016
	0		50,000	4.17	9/8/2019
						11,643	43,778	1,315	4,944

(1)	Unless otherwise noted, option grants in this table that are not fully vested vest as to one-fourth (1/4) of the shares on the one-year anniversary of the vesting commencement date and one forty-eighth (1/48) of the shares on the first day of each calendar month thereafter.

(2)	Based on a value of $3.76 per share, which was the closing price of the Company’s common stock on December 31, 2009.

(3)	Amounts represent restricted stock awards made on January 15, 2010 under the Company’s 2009 Management Incentive Plan for services rendered in the full fiscal year 2009. For information concerning the January 15, 2010 awards, see “2009 Management Incentive Plan,” last paragraph, on page 28 of this proxy statement.

(4)	These options were issued in the Company’s July 2009 voluntary stock option exchange program. These options vest ratably each month over 36 months. For more information, please see the following section of this proxy statement under “2009 voluntary stock option exchange program,” as well as the “Summary compensation table” beginning on page 34 and the “Grants of plan-based awards table” beginning on page 36 of this proxy statement.

(5)	Mr. Baker’s December 11, 2008 option and Mr. Yakominich’s September 13, 2007 option were each granted outside the Company’s option plan and without stockholder approval pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A)(iv), which exempts inducement grants to new employees from stockholder approval requirements.

2009 voluntary stock option exchange program

In July 2009, the Company completed a voluntary stock option exchange program. Under the terms of the program, eligible employees had the right to exchange stock options having an exercise price equal to or greater than $4.59 per share for new nonqualified stock options. Eligible employees received a new option for each tendered eligible option, depending on the exercise price, in accordance with the exchange ratios as follows: for every three tendered eligible options with an exercise price of $4.59 to $7.99, two new options were issued; and for every two tendered eligible options with an exercise price of $8.00 or greater, one new option was issued. The new options vest ratably each month over 36 months contingent upon continued employment with or service to the Company on the date of vest. The new options were issued for a contractual term of seven years. Mr. Lashinsky, Mr. Sinclair, Mr. Rector and Mr. Yakominich all participated in the option exchange program with respect to some or all of their options, but Mr. Baker did not possess options that were eligible for participation. For more information concerning the number of options and the fair value received by our named executive officers through the exchange program, please see the “Summary compensation table” beginning on page 34, the “Grants of plan-based awards table” beginning on page 36 and the “Outstanding equity awards at fiscal year-end table” beginning on page 37 of this proxy statement.

Option exercises and stock vested table

The following table provides information on each exercise of stock options or vesting of stock for our named executive officers in 2009:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Joseph Patrick Lashinsky	—	—	68,750	(1)	233,844	(2)
Charles C. Baker	—	—	12,500		43,188	(3)
William C. Sinclair	—	—	7,500	(4)	23,700	(5)
David A. Rector	—	—	3,250	(6)	10,270	(5)
Robert J. Yakominich	—	—	7,500	(4)	23,700	(5)

(1)	24,841 of these shares were surrendered to the Company as payment of a withholding tax obligation.

(2)	Based on a value of $3.00 per share as to 28,125 of these shares, $3.16 per share as to 12,500 of these shares, and $3.91per share as to the remaining 28,125 shares, which was the closing price of the Company’s common stock on the respective June 4, 2009, August 12, 2009 and December 4, 2009 vesting dates of these shares.

(3)	Based on a value of $3.00 per share as to 6,250 of these shares and $3.91 per share as to the remaining 6,250 shares, which was the closing price of the Company’s common stock on the respective June 4, 2009 and December 4, 2009 vesting dates of these shares.

(4)	2,682 of these shares were surrendered to the Company as payment of a withholding tax obligation.

(5)	Based on a value of $3.16 per share, which was the closing price of the Company’s common stock on the August 12, 2009 vesting date of these shares.

(6)	1,162 of these shares were surrendered to the Company as payment of a withholding tax obligation.

Post-termination protection and payments

Standard Change of Control Agreements. In June 2004, our Board of Directors authorized a form of Change of Control Agreement for each of our current and future officers of a level of Vice President and above. The Change of Control Agreement provides that in the event the employee is terminated without cause, or is constructively terminated, within 12 months of a change of control of the Company (including a merger or sale of assets), 50% of all unvested stock rights as of such date shall become fully vested on the termination date. For this purpose, “stock rights” means all options or rights to acquire shares of our common stock, stock appreciation rights, performance units and performance shares, and includes all options issued from our 1999 Stock Plan and 2004 Equity Incentive Plan. We intend for each of our current and future officers of a level of Vice President and above to enter into the Change of Control Agreement with these terms.

Employment Agreements. Terms of employment contracts and other agreements entered into between the Company and our named executive officers may also provide for post-termination protection, whether in connection with a change of control or as a result of termination of employment under other circumstances. Currently, only Mr. Lashinsky is a party to any such agreement with the Company. Pursuant to his amended employment agreement, Mr. Lashinsky is entitled to severance benefits in the form of continued payment of his base salary for six months in the event his employment is terminated by him for “good reason” or by the Company without “cause” (each, as defined in the amended employment agreement). Mr. Lashinsky’s receipt of any severance benefits is conditioned upon him signing and not revoking a severance and release agreement in favor of the Company.

Compensation committee interlocks and insider participation

The members of our Compensation Committee during fiscal year 2009 were Mr. Kagle and Ms. DeMarse. Neither of the members of our Compensation Committee has served as one of our officers or employees. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee, nor did any such interlocking relationship exist during the last fiscal year.

The following “Audit Committee Report” and related disclosure shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for reviewing the scope and timing of audit services and any other services that ZipRealty’s independent registered public accounting firm is asked to perform, the auditor’s report on ZipRealty’s consolidated financial statements following completion of its audit, and ZipRealty’s policies and procedures with respect to internal accounting and financial controls. The Board of Directors adopted a revised written charter for the Audit Committee in March 2006, a copy of which is available on our website at www.ziprealty.com under “Investor Relations—Corporate Governance—Governance Documents.” The Company’s website address provided above is not intended to function as a hyperlink, and the information on the Company’s website is not and should not be considered part of this proxy statement and is not incorporated by reference herein. All members of this committee are independent members of the Board of Directors within the meaning of the independent director standards of both The NASDAQ Stock Market, Inc. and the Securities and Exchange Commission.

We reviewed ZipRealty’s audited consolidated financial statements for fiscal year 2009 and discussed such statements with management. We discussed with PricewaterhouseCoopers LLP, ZipRealty’s independent registered public accounting firm during fiscal year 2009, the matters required to be discussed by the Statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. We also received the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board from PricewaterhouseCoopers LLP regarding its communications with the Audit Committee concerning independence, and we have discussed with PricewaterhouseCoopers LLP its independence.

Based on the review and discussions noted above, we recommended to the Board of Directors that ZipRealty’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the U.S. Securities and Exchange Commission.

Respectfully submitted by the Audit Committee:

Gary A. Wetsel	Elisabeth H. DeMarse	Stanley M. Koonce, Jr.
Chair

March 2, 2010

STOCKHOLDER PROPOSALS

You may present proposals for inclusion in our proxy statement for consideration at our 2011 annual meeting of stockholders by submitting them in writing to our Secretary in a timely manner and in compliance with our procedures, as set forth below.

Timing. Pursuant to Rule 14a-8(e) of the Securities Exchange Act of 1934, as amended, your proposal must be received by us no later than December 15, 2010 to be included in the proxy statement for our 2011 annual meeting. Any proposal submitted by you after December 15, 2010, but on or before January 14, 2011, may be eligible for consideration at next year’s annual meeting, but will not be eligible for inclusion in the proxy statement for that meeting. Any proposal received after January 14, 2011 will be considered untimely for our 2011 annual meeting, in accordance with the advance notice procedures set forth in our bylaws.

Procedures. Any stockholder proposal must be delivered in writing to our Secretary, c/o ZipRealty, Inc., 2000 Powell Street, Suite 300, Emeryville, California 94608. The proposal must follow the procedures and meet the requirements set forth in our bylaws, which include, without limitation: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (c) the class and number of shares of the Company that are beneficially owned by the stockholder, (d) any material interest of the stockholder in such business, and (e) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in its capacity as a proponent to a stockholder proposal. Any proposal that is not submitted in accordance with those procedures and requirements will be considered improperly brought for our 2011 annual meeting.

In addition, for your proposal to be included in the proxy statement for our 2011 annual meeting, it must comply with the provisions of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. Any proposal that is not submitted in accordance with those provisions will not be eligible for inclusion in our proxy statement for our 2011 annual meeting.

By order of the Board of Directors,

Samantha E. Harnett
Secretary

April 14, 2010

ZIPREALTY, INC.

PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting of Stockholders.

The shares of stock you are entitled to vote will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1 and 2 and in the discretion of the proxyholders on any other matter that properly comes before the meeting.

By signing the proxy, you revoke all prior proxies and appoint Charles C. Baker and David A. Rector, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting of Stockholders to be held at Watergate Towers, 2200 Powell Street, Conference Room D, Emeryville, California 94608, on May 20, 2010, at 8:00 a.m., Local Time, or any adjournment or postponement thereof.

As described further in the enclosed proxy statement, you can submit your vote by mailing your proxy card, or you may vote in person at the annual meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY CARD IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

ZIPREALTY, INC.

May 20, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 20, 2010:

The notice of meeting, proxy statement and proxy card, as well as the annual report to stockholders for the year ended December 31, 2009, are available at www.ziprealty.com/investor_relations

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑

				FOR	AGAINST	ABSTAIN
1. Election of two Class III directors:			2. Ratification of appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010:	☐	☐	☐
NOMINEES:
☐ FOR ALL NOMINEES	¡ Stanley M. Koonce, Jr. ¡ Gary A. Wetsel	Class III director Class III director
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
☐ FOR ALL EXCEPT
(See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: —

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL AND IN THE DISCRETION OF PROXYHOLDERS ON ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the  registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.